                                                                   EXHIBIT 10.11

--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of December 30, 2002

                                      Among

                AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,

                                   THE BANKS,
                               as defined herein,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                             as a Bank and as Agent

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 30, 2002 is by and between AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties hereto as hereinafter provided (individually referred to as a "Bank" or collectively as the "Banks"), WEST DES MOINES STATE BANK, an Iowa state bank, as Co-Agent (in such capacity, the "Co-Agent"), FLEET NATIONAL BANK, a national banking association, as Documentation Agent (in such capacity, the "Documentation Agent") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (together with its successors in such capacity, the "Agent").

                              Preliminary Statement

     The Borrower, the Banks and the Agent have heretofore entered into a Second Amended and Restated Revolving Credit Agreement dated as of April 6, 2000 ( the "Existing Credit Agreement"), pursuant to which the Banks have made certain loans available to the Borrower on a revolving credit basis. The Borrower elected, pursuant to the Existing Credit Agreement, to convert such loans into term loans. The unpaid principal balance of such term loans shall be continued hereunder and shall constitute the "Tranche A Loans" under this, amending and restating the Existing Credit Agreement.

     The Borrower and certain of the Banks (the "Tranche B Banks" hereunder) have agreed that the Tranche B Banks shall make additional loans to the Borrower called the "Tranche B Loans" hereunder.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety to read in full as follows:

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "ADJUSTED CAPITAL": As to AEILIC, as of any date, the total amount shown on line 30, page 27, column 1 of the Annual Statement of AEILIC, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared. Such amount is intended to equal the "total adjusted capital" as defined in IOWA CODE SECTION 521E.1, or such other amount as is used to calculate risk-based capital level of AEILIC from time to time.

     "ADJUSTED CAPITAL AND SURPLUS": As to AEILIC, as of any date, the sum of
(a) Capital and Surplus as of such date, plus (b) IMR/AVR of AEILIC as of such date.

     "ADVANCE": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Prime Rate Advances shall be deemed a single Advance. An Advance may be a "Eurodollar Advance" or "Prime Rate Advance" (each, a "type" of Advance).

     "AEILIC": American Equity Investment Life Insurance Company, an Iowa insurance company.

     "AEISC": American Equity Investment Service Company, an Iowa corporation.

     "AEISC NOTE": Promissory Note, dated December 29, 1999, in the principal amount of $50,000,000, payable by AEISC to the Borrower, as amended, modified, extended, renewed or replaced from time to time.

     "AEISC NOTE COLLECTIONS" Any Collections representing payment of the AEISC Notes, proceeds of sale of the AEISC Notes, or distribution, adequate protection payment or similar amount received in respect of the AEISC Notes for the Obligations or otherwise in any insolvency case or proceeding involving the Borrower or AEISC.

     "AEISC SECURITY AGREEMENT": The Third Amended and Restated Security Agreement dated as of April 6, 2000, as acknowledged and amended by the Acknowledgement of Security Agreement in the form of EXHIBIT B hereto, between AEISC and the Agent for the benefit of the Agent and the Banks, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by AEISC and the Agent.

     "AFFILIATE": Any Person (other than a Subsidiary and other than U.S. Bank National Association): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, the Borrower; (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or
(c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT": U.S. Bank National Association as agent for the Banks hereunder and each successor, as provided in SECTION 12.7, who shall act as Agent.

     "AGENT'S FEE LETTER" means the letter agreement, dated as of December 30, 2002 (as thereafter amended, modified, renewed or replaced from time to time) between the Agent and the Borrower pertaining to certain fees.

     "AGREEMENT": This Amended and Restated Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

     "A.M. BEST": A.M. Best & Company.

     "AMOUNTS AVAILABLE FOR DIVIDENDS": For any fiscal year of AEILIC, the maximum amount of dividends AEILIC is permitted to pay for such fiscal year under the Applicable Insurance Code of its state of domicile without necessitating approval of the Insurance Regulatory Authority.

     "ANNUAL STATEMENT": As to any Insurance Subsidiary, the annual financial statements of such Insurance Subsidiary as required to be filed with the applicable Insurance Regulatory Authority, together with all exhibits and schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 2001 Life, Accident and Health Insurance Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 2001 Annual Statement of the Insurance Subsidiary.

     "APPLICABLE INSURANCE CODE": As to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

     "AVERAGE INVESTED ASSETS": The sum of the Weighted Invested Assets for each of the four quarters within the twelve month period ending on the last day of any calendar quarter divided by 2.5.

     "BORROWER PLEDGE AGREEMENT": The Second Amended and Restated Pledge Agreement dated as of April 6, 2000, as acknowledged and amended by the Acknowledgement of Security Agreement in the form of EXHIBIT C hereto, between the Borrower and the Agent for the benefit of the Agent and the Banks, as the same may be amended, supplemented restated or otherwise modified in writing from time to time by the Borrower and the Agent.

     "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and New York, New York and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Agent in the interbank eurodollar market.

     "CAPITAL AND SURPLUS": As to AEILIC as of any date, the total amount shown on line 38, page 3, column 1 of the Annual Statement of AEILIC.

     "CAPITALIZED LEASE LIABILITIES": With respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CASH COVERAGE RATIO": The ratio, determined on a consolidated basis for the Borrower and its Subsidiaries at the end of each fiscal quarter for the period of four consecutive fiscal quarters then ending of:

     (a) the total of the following: (i) Amounts Available for Dividends as of
     (A) the last day of the most recently completed fiscal year, if the determination of Cash Coverage Ratio is being made at the end of any of the first three fiscal quarters of a fiscal year, or (B) the first day of the following fiscal year, if the determination of Cash Coverage Ratio is being made at the end of the fourth quarter of a fiscal year; PLUS (ii) interest paid on the Surplus Notes; PLUS (iii) commissions paid by AEILIC pursuant to the General Agency Commission Agreement; PLUS (iv) revenues of the Borrower under the Investment Advisory Agreement; PLUS (v) investments income of the Borrower (nonconsolidated), excluding investments in Subsidiaries; MINUS (vi) cash operating expenses of the Borrower; and MINUS
     (vii) all Restricted Payments made by the Borrower during the current fiscal year;

     TO

     (b) Fixed Charges for such period.

     "CASH EQUIVALENTS": Any of the following: (a) securities with maturities of one (1) year or less from the date of determination issued or fully guaranteed or insured by the United States Government, or any instrumentality or agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Bank or any other commercial bank whose unsecured long-term debt obligations are rated at least "BBB-" by Fitch, "BBB-"by Standard & Poor's, "Baa-" by Moody's or "NAIC 2" by the NAIC having maturities of six (6) months or less from the date of determination, and (c) commercial paper having maturities of six (6) months or less from the date of determination rated at least "A-" by Standard & Poor's, "P-2" by Moody's, "F-2" by Fitch or "NAIC 2" by the NAIC, or carrying an equivalent rating by a nationally recognized rating agency, if all of the named rating agencies cease publishing ratings of investments.

     "CHANGE OF CONTROL": A Change of Control shall be deemed to have occurred at such times as: (a) the Borrower ceases to own, free and clear of all Liens other than the Lien of the Agent pursuant to the Loan Documents, 100% of the outstanding shares of voting stock of AEILIC; (b) U.S. Bank National Association shall directly or indirectly have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of voting stock of the Borrower; (c) any Person other than U.S. Bank National Association, or two or more of such other Persons acting in concert who shall, as of the date of this Agreement, have owned 10% or less of the outstanding shares of voting stock of the Borrower shall directly or indirectly have acquired beneficial ownership (within the meaning of said Rule 13d-3) of 30% or more of the outstanding shares of voting stock of the Borrower, or (d) individuals who as of the date of this Agreement constitute the Borrower's Board of Directors (together with any new director whose election or appointment was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office.

     "CMO DERIVATIVE INVESTMENTS": Investments consisting of financial derivatives the value, pricing or yield of which is dependent upon the value, pricing or yield of collateralized mortgage obligations, as such terms are used in the United States financial markets, including, in an case, without limitation interest-only and principal-only bonds, residuals, floaters and inverse floaters and similar Investments.

     "CODE": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

     "COLLECTIONS": Any payment received by the Agent in respect of the Obligations or any reduction in the amount of Obligations, whether by voluntary payment, by realization upon collateral (including payment of any note or security included thereunder), through the exercise of any right of set-off, banker's lien or similar right, by counterclaim or cross action or by the enforcement of any other right under the Loan Documents, or under any other guaranties or security agreements or otherwise, or as a distribution, adequate protection payment or similar amount received in respect of any collateral for the Obligations or otherwise in any insolvency case or proceeding involving the Borrower, any guarantor, third-party pledgor or obligee under any collateral.

     "COMPANY ACTION LEVEL": AEILIC's "company-action-level risk-based capital" as calculated under IOWA CODE SECTION 521E, and the equivalent amount for any other Insurance Subsidiary, as calculated under the laws or regulations of Insurance Regulatory Authorities applicable to such other Insurance Subsidiaries.

     "COMPLIANCE CERTIFICATE": A certificate in the form of EXHIBIT D, duly completed and signed by an authorized officer of the Borrower.

     "CONSENT AND AGREEMENT TO SECURITY AGREEMENT" The Consent and Agreement to Security Agreement dated as of April 6, 2000, by AEILIC, as acknowledged and amended by the Acknowledgement of Consent and Agreement to Security Agreement in the form of EXHIBIT E hereto, as the same may be amended, supplemented restated or otherwise modified in writing from time to time by the Borrower and the Agent.

     "CONTINGENT OBLIGATION": Any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; PROVIDED, THAT the Borrower's assumption of the trade debt of its Subsidiaries and obligations of the Borrower or the Insurance Subsidiaries under Reinsurance Agreements and Surplus Relief Reinsurance Agreements shall not be deemed Contingent Obligations of the Borrower or the Insurance Subsidiaries. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.

     "DEFAULT": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

     "8% SUBORDINATED DEBENTURES": The 8% Convertible Junior Subordinated Debentures issued by the Borrower in the aggregate amount of $26,773,237 in exchange for the proceeds received by Trust I upon issuance of the 8% Trust Securities.

     "8% TRUST SECURITIES": The preferred securities and the common securities issued by Trust I.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

     "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "EURODOLLAR ADVANCE": An Advance designated as such in a notice of continuation or conversion under SECTION 2.3.

     "EURODOLLAR INTERBANK RATE": The offered rate for deposits in United States Dollars for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, quoted by the Agent from Page 3750 of the Bridge's Telerate Service as of approximately 11:00 a.m., London time, on the day that is two Banking Days preceding the first day of the Interest Period of such Eurodollar Advance, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates offered to the Agent for deposits in United States Dollars in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein.

     "EURODOLLAR RATE (RESERVE ADJUSTED)": A rate per annum calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

     ERRA      =     EURODOLLAR INTERBANK RATE
                    --------------------------
                       1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Agent for the applicable Interest Period. The Agent's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

     "EURODOLLAR RESERVE RATE": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Agent the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Rate shall reflect any reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

     "EVENT OF DEFAULT": Any event described in SECTION 10.1.

     "FBL TRUST SECURITIES": The 5% Trust Preferred Securities issued by FBL Financial Group, Inc. in the nominal amount of $97,000,000.

     "FEDERAL RESERVE BOARD": The Board of Governors of the Federal Reserve System or an successor thereto.

     "FITCH": Fitch Investors Services, Inc.

     "5% SUBORDINATED DEBENTURES": The 5% Subordinated Debentures issued by the Borrower in a nominal amount of $100,000,000 in exchange for the proceeds received by Trust II upon issuance of Trust II Securities.

     "5% TRUST SECURITIES": The preferred securities and the common securities issued by Trust II.

     "FIXED CHARGES": With respect to any period of calculation, the total of the following for the Borrower and its Subsidiaries: (i) interest paid or, without duplication, accrued but unpaid on the Loans and all other Indebtedness (other than Indebtedness in respect of Repurchase Transactions), PLUS (ii) distributions on the 8% Trust Preferred Securities and the 5% Trust Preferred Securities, PLUS (iii) one fifth (1/5) of the amount of the Loans outstanding on the last day of such period.

     "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statements of the Borrower referred to in
SECTION 7.5, PROVIDED that changes in generally accepted accounting principles shall be given effect for purposes of this Agreement as provided in SECTION 1.2.

     "GENERAL AGENCY COMMISSION AGREEMENT": That certain 1999 General Agency Commission and Servicing Agreement, dated as of June 30, 1999 between AEISC and AEILIC, as the same shall be modified and supplemented in accordance with
SECTION 9.18 hereof and in effect from time to time.

     "HEDGING OBLIGATIONS": With respect to any Person, all liabilities of such Person under interest rate swap agreements, total return swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements designed to protect the such Person against fluctuations in interest rates or currency exchange rates.

     "IMR/AVR": As to any Insurance Subsidiary at a particular date, the sum of
(a) the interest maintenance reserve of such Insurance Subsidiary, computed in accordance with SAP as reported on line 9.4, page 3, column 1 of the Annual Statement PLUS (b) the asset valuation reserve of such Insurance Subsidiary, computed in accordance with SAP as reported on line 24.1, page 3, column 1 of the Annual Statement.

     "INDEBTEDNESS": With respect to any Person at any date, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet), without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Hedging Obligations of such Person;
(f) all obligations of such Person secured by a contractual Lien; (g) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements) whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; (h) any Indebtedness of another Person secured by a lien on any assets of such first Person, whether or not such Indebtedness is assumed by such first Person; (i) any Indebtedness of a partnership in which such Person is a general partner; and (j) all Contingent Obligations of such Person whether or not in connection with the foregoing.

     "INSURANCE REGULATORY AUTHORITY": With respect to any Insurance Subsidiary, each governmental or regulatory agency with which such Insurance Subsidiary is required to file its Annual Statement or which exercises regulatory authority over the primary businesses being conducted by such Insurance Subsidiary.

     "INSURANCE SUBSIDIARIES": AEILIC and all other Subsidiaries which at the time of reference are regulated as insurance companies under the laws of any state of the United States of America or of the District of Columbia.

     "INTEREST PERIOD" For any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Prime Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Borrower pursuant to SECTION 2.3; PROVIDED, that:

     (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (c) Interest Periods shall not be chosen for Advances that would require payment of any amount of any Advance prior to the last day of the Interest Period in order to pay an installment of the Loans when due.

     "INVESTED ASSETS": As to any Insurance Subsidiary, as of any date, the amount reported on line 11, page 2, column 1 of the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "INVESTMENT": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity Securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

     "INVESTMENT ADVISORY AGREEMENT": Each agreement between the Borrower and an Insurance Subsidiary under which the Borrower will act as investment advisor for such Insurance Subsidiary in consideration of fees paid by the Insurance Subsidiary thereunder.

     "INVESTMENT GRADE SECURITIES": (a) Investments which are rated at least "BBB-" by Standard & Poor's, "Baa-3" by Moody's, or "NAIC 2" by the NAIC, and
(b) municipal bonds which are rated at least "SP-2" by Standard & Poor's, "Baa-3" or "MIG4" by Moody's, or "NAIC 2" by the NAIC.

     "LEVERAGE RATIO": As of the last day of any fiscal quarter of the Borrower, that ratio (expressed as a percentage) of:

     (a) the total of the following: (i) the aggregate principal amount of Loans outstanding plus (ii) Indebtedness of AEISC (without duplication)

     TO

     (b) Adjusted Capital and Surplus.

     "LICENSES": As such term is defined in SECTION 7.18.

     "LIEN": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under capitalized leases and the interest of a vendor under any conditional sale or other title retention agreement).

     "LOAN DOCUMENTS": Collectively, this Agreement, the Notes, the Borrower Pledge Agreement, the AEISC Security Agreement, the Consent and Agreement to Security Agreement and any and all other documents or instruments furnished or required to be furnished in connection with any of the foregoing, as the same may be amended or modified in accordance with this Agreement.

     "LOAN" AND "LOANS": The Tranche A Loans and the Tranche B Loans.

     "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT": Any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement, any other Loan Document, or
(b) materially and adversely affects the business, operations, financial prospects or condition of the Borrower or AEILIC on an unconsolidated basis, or
(c) materially impairs the ability of the Borrower and its Subsidiaries to perform their respective Obligations under this Agreement or any of the other Loan Documents, or (d) materially and adversely affects the perfection or priority of any Lien granted under any of the Loan Documents.

     "MOODY'S": Moody's Investors Service, Inc. and any successor thereto.

     "NAIC": National Association of Insurance Commissioners, or any successor organization.

     "NET INVESTMENT INCOME": As to any calendar quarter, the amount reported by the Borrower as Net Investment Income on its Consolidated Statements of Operations as filed with the SEC in its Form 10Q or 10K for applicable periods, less investment income and/or expense arising from the Borrower's derivative securities.

     "NET ISSUANCE PROCEEDS": With respect to any sale or issuance of any debt or equity securities of the Borrower or any Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of such disposition or subsequent thereto, net of all legal expenses, commissions and other fees and all costs and expenses directly related to such sale or issuance.

     "NET YIELD PERCENTAGE": The percentage equal to the difference between the Weighted Average Yield and the Weighted Average Crediting Rate.

     "NOTES": The Tranche A Notes and the Tranche B Notes.

     "OBLIGATIONS": All obligations of the Borrower and/or any of its Subsidiaries to the Banks or the Agent, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise under, out of or in connection with this Agreement, the Notes or the other Loan Documents.

     "PAYMENT DATE": The final maturity date of each of the Loans, plus (a) the last day of each Interest Period for each Eurodollar Advance and, if such Interest Period is in excess of three months after the first day of such Interest Period, thereafter each day three months after each succeeding Payment Date; and (b) the last day of each month for each Prime Rate Advance.

     "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     "PERCENTAGE": As to any Bank the proportion, expressed as a percentage, that such Bank's outstanding Loans (Tranche A Loans plus Tranche B Loans) bears to the outstanding Loans (Tranche A Loans plus Tranche B Loans) of all Banks, as adjusted from time to time as provided in SECTION 4.2(c).

     "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or
Section 412 of the Code.

     "PRIME RATE": The rate of interest from time to time announced by the Agent as its "prime rate." For purposes of determining any interest rate which is based on the Prime Rate, such interest rate shall be adjusted each time that the prime rate changes.

     "PRIME RATE ADVANCE": An Advance designated as such in a notice of continuation or conversion under SECTION 2.3.

     "REINSURANCE AGREEMENTS": Any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) by which any of the Insurance Subsidiaries agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by any one of the Insurance Subsidiaries under a policy or policies of insurance or under a reinsurance agreement assumed by any one of the Insurance Subsidiaries. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) which is treated as such by the applicable Insurance Regulatory Authority.

     "REPORTABLE EVENT": A reportable event as defined in Section 4043 of ERISA and the -regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 4 12(d) of the Code.

     "REPURCHASE TRANSACTIONS": Repurchase agreements entered into by the Borrower, as "Seller," providing for the sale of certain securities to an investment banking firm, as "Buyer," subject to repurchase obligations of the Borrower, the total amount of which Repurchase Transactions outstanding at any time shall be related to the total amount of new annuities that the Borrower anticipates will be sold by AEILIC during the time such Repurchase Transactions are outstanding.

     "REQUIRED BANKS": Those Banks whose total Percentages equal or exceed 51%, PROVIDED, that if there are two or three Banks, the Required Banks shall include not less than two of such Banks.

     "RESTRICTED PAYMENTS": Defined in SECTION 9.5.

     "RISK-BASED CAPITAL": The ratio of Adjusted Capital of AEILIC to the Company Action Level of AEILIC, as such formula is determined by the Iowa Insurance Division PROVIDED, HOWEVER, that for the fiscal year ending
December 31, 2002 and the fiscal quarters ending March 31, 2003, June 30, 2003 and September 30, 2003, such ratio shall be determined in accordance with variations permitted by the letter of the Iowa Commissioner of Insurance dated November 12, 2002. On and after the fiscal quarter of AEILIC ending December 31, 2003, such ratio shall be determined in accordance with the requirements of the Iowa Insurance Division without application of such variations.

     "SAP": As to any insurance company, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority.

     "STANDARD & POOR'S": Standard & Poor's Rating Group and any successor thereto.

     "STATUTORY LIABILITIES": With respect to any of the Insurance Subsidiaries as of any date, the amount reported on line 28, page 3, column 1 of the Annual Statement of each of the Insurance Subsidiaries, less IMR/AVR of each of the Insurance Subsidiaries constituting Statutory Liabilities on the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "STATUTORY NET INCOME": With respect to AEILIC for any period, the amount reported for such period on line 33, page 4, column 1 of the Annual Statement of AEILIC, or an amount determined in a consistent manner for any period other than the one for which an Annual Statement is prepared.

     "SUBSIDIARY": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     "SURPLUS NOTE": Any surplus note or debenture issued at any time by AEILIC to the Borrower, as such surplus note or debenture may be amended or modified in accordance with this Agreement and approved by the Insurance Regulatory Authority.

     "SURPLUS NOTE 5": A Surplus Note issued by AEILIC on or about December 31, 2002 in the principal amount of $10,000,000, as amended, modified, extended, renewed or replaced from time to time.

     "SURPLUS NOTE 5 COLLECTIONS" Any Collections representing payment of the Surplus Note 5, proceeds of sale of the Surplus Note 5, or distribution, adequate protection payment or similar amount received in respect of the Surplus Note 5 for the Obligations or otherwise in any insolvency case or proceeding involving the Borrower or AEILIC.

     "SURPLUS RELIEF REINSURANCE AGREEMENTS": Any agreement whereby any of the Insurance Subsidiaries assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with the Statement of Financial Accounting Standards 113 or any successor thereto.

     "TRANCHE A AMOUNT": For each Tranche A Bank, the amount of its loans under the Existing Credit Agreement, continued as a Tranche A Loan hereunder, as shown on SCHEDULE 1.1 hereto.

     "TRANCHE A APPLICABLE MARGIN": 0.00% for Prime Rate Advances, and 2.25% for Eurodollar Rate Advances.

     "TRANCHE A BANKS": The Banks funding the Tranche A Loans, as designated on
SCHEDULE 1.1 attached hereto.

     "TRANCHE A LOANS": The loans described in SECTION 2.1(a).

     "TRANCHE A NOTES": The promissory notes defined and described in
SECTION 2.4(a).

     "TRANCHE A PERCENTAGE": As to any Bank the proportion, expressed as a percentage, that such Bank's outstanding Tranche A Loans bears to the outstanding Tranche A Loans of all Tranche A Banks, as initially shown on
SCHEDULE 1.1 hereto, as adjusted from time to time as provided in
SECTION 4.2(c).

     "TRANCHE B AMOUNT": For each Tranche B Bank, the initial amount of its Tranche B Loan hereunder, as shown on SCHEDULE 1.1 hereto.

     "TRANCHE B APPLICABLE MARGIN": 0.00% for Prime Rate Advances, and 3.00% for Eurodollar Rate Advances.

     "TRANCHE B BANKS": The Banks funding the Tranche B Loans, as designated on
SCHEDULE 1.1 attached hereto.

     "TRANCHE B LOANS": The loans described in SECTION 2.1(a).

     "TRANCHE B NOTES": The promissory notes defined and described in
SECTION 2.4(b).

     "TRANCHE B PERCENTAGE": As to any Bank the proportion, expressed as a percentage, that such Bank's outstanding Tranche B Loans bears to the outstanding Tranche B Loans of all Tranche B Banks, as initially shown on
SCHEDULE 1.1 hereto, as adjusted from time to time as provided in
SECTION 4.2(c).

     "TRUST I": American Equity Capital Trust I, a statutory trust created under the laws of the State of Delaware, of which 100% of the common securities issued by Trust I are owned by the Borrower.

     "TRUST II": American Equity Capital Trust II, a statutory trust created under the laws of the State of Delaware, of which 100% of the common securities issued by Trust II are owned by the Borrower.

     "U.S. GOVERNMENT SECURITIES": Obligations of, or obligations guaranteed as to principal and interest by, the United States Government or agency or instrumentality thereof.

     "WEIGHTED AVERAGE CREDITING RATE": The sum of (a) the average rate credited on the AEILIC'S fixed annuities for the last twelve-month period as certified by AEILIC's chief actuary multiplied by the percentage equal to the quotient of the aggregate accumulation values of AEILIC's fixed annuities divided by the aggregate accumulation values of all of AEILIC's annuities and (b) the average rate credited on AEILIC's equity index annuities for the last twelve-month period as certified by AEILIC's chief actuary multiplied by the percentage equal to the quotient of the aggregate accumulation values of AEILIC's equity index annuities divided by the aggregate accumulation values of all AEILIC's annuities.

     "WEIGHTED AVERAGE YIELD": Net Investment Income as determined on the last day of any calendar quarter for the twelve-month period ending on such date divided by the Average Invested assets for the same period.

     "WEIGHTED INVESTED ASSETS": For any calendar quarter, the sum of (a) the available for sale fixed maturity securities, PLUS (b) the held for investment fixed maturity securities, PLUS (c) mortgage loans, all as reported on the Borrower's consolidated balance sheets as filed with the SEC in its Form 10Q or 10K for the applicable period multiplied by the percentage reflecting the number of quarters within the applicable twelve month period in which such assets were held by the Borrower.

     Section 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in ARTICLES VIII and IX hereof) shall be made in accordance with GAAP, of if so provided, SAP, consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP. Notwithstanding the foregoing, further changes in accounting principles and policies (whether GAAP or SAP or both) may be given effect for purposes of this Agreement PROVIDED that:

     (a) if any such changes shall affect computations determining compliance with the financial ratios and restrictions ARTICLES VIII and IX hereof, the Borrower shall give reasonable notice thereof to the Agent and each of the Banks, and shall not give effect to such change unless and until this Agreement shall be amended to give effect to such change, and

     (b) if at any time the computations determining compliance with financial ratios and restrictions in Articles VIII and IX hereof utilize accounting principles different from those utilized in the financial statements then being furnished to the Banks pursuant to SECTION 8.1, such financial statements shall be accompanied by reconciliation work-sheets.

     Section 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

     Section 1.4 OTHER DEFINITIONAL TERMS. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                           ARTICLE II TERMS OF LENDING

     Section 2.1 THE LOANS.

     (a) TRANCHE A LOANS. The Tranche A Banks have made loans under the Existing Credit Agreement, which were converted into amortizing term loans subject to the repayment requirements of SECTION 4.1 of the Existing Credit Agreement. Such loans are continued as the Tranche A Loans hereunder. The Tranche A Amount of each Tranche A Bank is listed on Schedule 1.1 hereto.

     (b) TRANCHE B LOANS. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, the Tranche B Banks agree to make additional term loans (the "Tranche B Term Loans") to the Borrower not later than December 31, 2002, in such amount as the Borrower shall request, but not exceeding the Tranche B Amounts of the Tranche B Banks.

     Section 2.2 ADVANCE OPTIONS. The Loans shall be constituted of Eurodollar Advances and Prime Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time. Each Eurodollar Advance shall be in a minimum amount of $500,000. Each Prime Rate Advance shall be in a minimum amount of $100,000.

     Section 2.3 CONTINUATION OR CONVERSION OF LOANS. The Borrower may elect to
(i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Agent notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Agent not later than:

     (a) 12:00 noon, Minneapolis time, one Business Day prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Prime Rate Advance; or

     (b) 12:00 noon, Minneapolis time, three Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in SECTION 2.2), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, following expiration of an Interest Period unless the Eurodollar Advance is paid in full the Agent may at any time thereafter convert the Eurodollar Advance into a Prime Rate Advance. Until such time as such Advance is converted into a Prime Rate Advance by the Agent or the Borrower or is continued as a Eurodollar Advance with a new Interest Period by notice by the Borrower as provided above, such Advance shall continue to accrue interest at a rate equal to the interest rate applicable during the expired Interest Period. No Advance shall be continued as, or converted into, a Eurodollar Advance if a Default or Event of Default shall exist.

     Section 2.4 THE NOTES.

     (a) TRANCHE A NOTES. The Tranche A Loans of each Tranche A Bank shall be evidenced by a promissory note of the Borrower (the "Tranche A Notes"), substantially in the form of EXHIBIT A-1 hereto, in the Tranche A Amount of each such Tranche A Bank. The Tranche A Banks shall enter in their respective records the amount of each Advance, the rate of interest borne by each Advance and the payments made on the Tranche A Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

     (b) TRANCHE B NOTES. The Tranche B Loans of each Tranche B Bank shall be evidenced by a promissory note of the Borrower (the "Tranche B Notes"), substantially in the form of EXHIBIT A-2 hereto, in the Tranche B Amount of each such Tranche B Bank. The Tranche B Banks shall enter in their respective records the amount of each Advance, the rate of interest borne by each Advance and the payments made on the Tranche B Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

     Section 2.5 FUNDING LOSSES. In the event of (a) any failure of the Borrower to borrow, continue or convert a Eurodollar Advance on a date specified in a notice thereof, or (b) any payment (including, without limitation, any payment pursuant to SECTION 4.2 or 10.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance, the Borrower agrees to pay each Bank's costs, expenses and Interest Differential (as determined by such Bank) incurred as a result of such event. The term "Interest Differential" shall mean that amount, not less than 0, of the financial loss incurred by each Bank resulting from such event, calculated as the difference between the amount of interest such Bank would have earned (from like investments in the Money Markets as of the first day of the Interest Period of the relevant Advance) had such event not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of such event) as a result of the redeployment of funds from such event. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. The term "Money Markets" refers to one or more wholesale funding markets available to the Banks, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. Such determinations by each Bank of shall be conclusive in the absence of manifest error.

     Section 2.6 USE OF LOAN PROCEEDS. The proceeds of the Tranche A Loans have been used for the Borrower's general corporate purposes, including without limitation, loans to AEISC to be used by AEISC to meet its obligations under the General Agency Commission Agreement. The proceeds of the Tranche B Loans shall be used to fund Surplus Note 5.

                          ARTICLE III INTEREST AND FEES

     Section 3.1 INTEREST.

     (a) EURODOLLAR ADVANCES. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance PLUS (i) for Tranche A Loans, the Tranche A Applicable Margin for Eurodollar Advances, or (ii) for Tranche B Loans, the Tranche B Applicable Margin for Eurodollar Advances.

     (b) PRIME RATE ADVANCES. The unpaid principal amount of each Prime Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Base Rate per annum PLUS (i) for Tranche A Loans, the Tranche A Applicable Margin for Prime Rate Advances, or (ii) for Tranche B Loans, the Tranche B Applicable Margin for Prime Rate Advances.

     (c) INTEREST AFTER MATURITY. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 2.00% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 2.00% in excess of the Base Rate in effect from time to time.

     Section 3.2 FEES. The Borrower agrees to pay the Agent the amounts described in the Agent's Fee Letter.

     Section 3.3 COMPUTATION. Interest shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 3.4 PAYMENT DATES. Accrued interest under SECTIONS 3.1(a) and (b) shall be payable on the Payment Dates for the applicable types of Advances. Accrued interest under SECTION 3.1(c) shall be payable on demand. Fees under
SECTION 3.2 shall be payable as provided in the Agent's Fee Letter.

                   ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION
                     OR TERMINATION OF THE CREDIT AND SETOFF

     Section 4.1 REPAYMENT.

     (a) TRANCHE A LOANS. Principal of the Tranche A Loans shall be payable in quarterly installments commencing on December 31, 2002, and continuing on each March 31, June 30, September 30 and December 31 thereafter occurring to and including March 31, 2005, each in an amount equal to one-eleventh (1/11th) of the Tranche A Amount, and a final principal installment payable on June 30, 2005 in an amount equal to the aggregate principal balance of the Tranche A Loans then outstanding.

     (b) TRANCHE B LOANS. Principal of the Tranche B Loans shall be payable in quarterly installments commencing on March 31, 2003, and continuing on each March 31, June 30, September 30 and December 31 thereafter occurring to and including September 30, 2007, each in an amount equal to one-twentieth (1/20th) of the Tranche B Amount, and a final principal installment payable on December 31, 2007 in an amount equal to the aggregate principal balance of the Tranche B Loans then outstanding.

     Section 4.2 PREPAYMENTS.

     (a) OPTIONAL. The Borrower may prepay the Loans, in whole or in part, at any time subject to the provisions of SECTION 2.5, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $250,000.

     (b) MANDATORY PREPAYMENT AND ELECTION BY BANKS. The Borrower shall offer, by written notice to each of the Banks given within three Business Days after the receipt of Net Issuance Proceeds, to prepay the Loans in the following amounts at the following times:

          (a) 15% of the Net Issuance Proceeds realized upon the sale or issuance by the Borrower of any equity securities; and

          (b) 25% of the Net Issuance Proceeds realized upon the sale or issuance by the Borrower of any debt securities, notes, subordinated notes or equity securities convertible into any of the foregoing.

     Each Bank may elect, at its sole option, to accept or waive receipt of such prepayments by giving written notice to the Borrower and Agent of such election, which notice shall be given not later than fifteen (15) days after the giving of the notice of such receipt by the Borrower. Absent response by a Bank, it shall be presumed that such Bank has waived (or not accepted) such offer to prepay. If accepted, prepayments under this
     SECTION 4.2(b) shall be (i) made by the Borrower within twenty five (25) days after receipt by the Borrower of such Net Issuance Proceeds, (ii) applied first, to portions of the Loans that are Prime Rate Advances, and thereafter to portions of the Loans that are Eurodollar Rate Advances,
     (iii) not be subject the provisions of SECTION 2.5, and (iv) applied to the unpaid installments of the respective Loans in the inverse order of their maturities.

     (c) APPLICATION AND ADJUSTMENT OF PERCENTAGES. All prepayments under this Section shall be made to all Banks in proportion to their Percentages, unless otherwise waived by a Bank as provided in SECTION 4.2(b). If a payment is waived by some, but not all Banks, the Percentages, Tranche A Percentages and Tranche B Percentages of the Banks shall be adjusted by the Agent to reflect the outstanding amounts of the respective Loans after application of the payments actually made.

     Section 4.3 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other Obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Agent in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. The Agent shall promptly distribute in like funds to each Bank its respective Tranche A Percentage or Tranche B Percentage share of each such payment of principal, interest. Following an Event of Default and acceleration of the Obligations, allocation of any payments to Tranche A Loans and Tranche B Loans shall be made as provided in SECTION 10.4, and the Agent shall distribute to each Bank its respective Tranche A Percentage or Tranche B Percentage share of each payment applied to Tranche A Loan or Tranche B Loans as provided therein Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

     Section 4.4 PRORATION OF PAYMENTS. If any Bank or other holder of a Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, pursuant to the guaranty hereunder, or otherwise) on account of principal of, interest on, or fees with respect to any Loan, in any case in excess of the share of payments and other recoveries of other Banks or holders, such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent. such participations in the Loans held by such other Banks or holders as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of such other Banks or holders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Following an Event of Default and acceleration of the Obligations, the recoveries to which the Tranche A Banks or Tranche B Banks shall be, respectively, entitled shall be determined under SECTION 10.4.

                ARTICLE V ADDITIONAL PROVISIONS RELATING TO LOANS

     Section 5.1 INCREASED COSTS. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) from any court, central bank. governmental authority, agency or instrumentality, or comparable agency:

     (a) any tax, duty or other charge with respect to any Loan, the Notes or the Commitments is imposed, modified or deemed applicable, or the basis of taxation of payments to any Bank of interest or principal of the Loans or of the Facility Fees (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

     (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank is imposed, modified or deemed applicable;

     (c) any increase in the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank is imposed, modified or deemed applicable; or

     (d) any other condition affecting this Agreement or the Commitments is imposed on any Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans or extending the Commitments is increased, or the amount of any sum receivable by such Bank hereunder or under the Notes in respect of any Loan is reduced;

THEN, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Banks have not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Determinations by each Bank for purposes of this SECTION 5.1 of the additional amounts required to compensate such Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Banks may use any reasonable averaging. attribution and allocation methods.

     Section 5.2 DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR
INADEQUATE: IMPRACTICABILITY. If the Agent determines (which determination shall be conclusive and binding on the parties hereto) that:

     (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate for such Interest Period;

     (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Banks of making or funding the Eurodollar Advance for a relevant Interest Period; or

     (c) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Agent, materially and adversely affects such Advances or the Banks' Commitments to make such Advances or the relevant market;

the Agent shall promptly give notice of such determination to the Borrower, and
(i) any notice of a new Eurodollar Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Prime Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Advances, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Advance to a Prime Rate Advance on such last day.

     Section 5.3 CHANGES IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Advance, the obligation of such Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for any Bank to continue any Eurodollar Advance previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing, and the Borrower shall, at the time notified by such Bank, either convert each such unlawful Advance to a Prime Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of SECTION 2.5.

     Section 5.4 DISCRETION OF THE BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not any Bank shall have granted any participations in such Advances).

                         ARTICLE VI CONDITIONS PRECEDENT

     Section 6. The obligation of the Agent and the Banks to make or continue the Loans hereunder shall be subject to the satisfaction of the conditions precedent that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, each duly executed by the duly authorized representative of the appropriate party, and certified or dated the date of the this Agreement or such other date as is satisfactory to the Agent:

     (a) The Notes.

     (b) The Acknowledgement of and Amendment to the AEISC Security Agreement, in the form of EXHIBIT B hereto.

     (c) The Acknowledgement of and Amendment to the Borrower Pledge Agreement, in the form of EXHIBIT C hereto.

     (d) The Acknowledgement of and Amendment to the Consent and Agreement to Security Agreement in the form of EXHIBIT E hereto.

     (d) Copies of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified duly authorized officers thereof.

     (e) Incumbency certificates showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents to which it is a party, certified by duly authorized officers thereof.

     (f) Copies of the Articles or Certificates of Incorporation and By-Laws of the Borrower with all amendments thereto, certified by duly authorized officers thereof.

     (g) Certificates of Good Standing for the Borrower and AEISC in the jurisdictions of their incorporation, certified by the appropriate governmental officials.

     (h) A Certificate of Good Standing for AEILIC from the appropriate Insurance Regulatory Authority.

     (i) An opinion of the Borrower's general counsel, addressed to the Agent and the Banks, in substantially the form of EXHIBIT F.

     (j) The Agent's Fee Letter, and payment of the fees provided therein and in
     SECTION 12.4.

                   ARTICLE VII REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Banks to enter into this Agreement and to make or continue the Loans hereunder, the Borrower represents and warrants to the Agent and the Banks:

     Section 7.1 ORGANIZATION, STANDING. Etc. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to (in the instance of the Borrower) enter into the Loan Documents to which it is a party and to pay and perform its Obligations under such Loan Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

     Section 7.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by the Borrower, and such Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject ~o limitations on the availability of equitable remedies.

     Section 7.3 NO CONFLICT: NO DEFAULT. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the

Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a Material Adverse Change. No Default or Event of Default has occurred and is continuing.

     Section 7.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

     Section 7.5 FINANCIAL STATEMENTS AND CONDITION.

     (a) The Borrower's audited consolidated and consolidating financial statements as at December 31, 2001 and its unaudited consolidated and consolidating financial statements as at September 30, 2002, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since September 30, 2002, no Material Adverse Change has occurred.

     (a) AEILIC's statutory annual statement as at December 31, 2001 and its quarterly statement as at September 30, 2002, as heretofore furnished to the Banks, have been prepared in accordance with SAP on a consistent basis and fairly present the financial condition of AEILIC as at such dates and the results of its operations and changes in financial position for the respective periods then ended. Since September 30, 2002, no Material Adverse Change in respect of AEILIC has occurred.

     Section 7.6 LITIGATION AND CONTINGENT LIABILITIES. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which singly or in the aggregate, if determined adversely to the Borrower or such Subsidiary, could constitute a Material Adverse Change. Neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

     Section 7.7 COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental agency or authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of the Borrower's knowledge, no such violation has been alleged and the Borrower and each Subsidiary (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental agency or authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and (b) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental agency or authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

     Section 7.8 ENVIRONMENTAL. HEALTH AND SAFETY LAWS. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to -environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which noncompliance or remedial action could constitute a Material Adverse Change.

     Section 7.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     Section 7.10 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

     Section 7.11 OWNERSHIP OF PROPERTY: LIENS. Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties. including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statements of the Borrower referred to in SECTION 7.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of the properties. revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in SECTION 7.5 or (b) Liens allowed under SECTION 9.2.

     Section 7.12 TAXES. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

     Section 7.13 TRADEMARKS, PATENTS. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

     Section 7.14 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.16 SUBSIDIARIES. SCHEDULE 7.16 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

     Section 7.17 PARTNERSHIPS AND JOINT VENTURES. As of the date of this Agreement, there are no partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

     Section 7.18 INSURANCE LICENSES. SCHEDULE 7.18 lists all of the jurisdictions in which each of the Insurance Subsidiaries hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Except as set forth on SCHEDULE 7.18, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and, to the best of the Borrower's knowledge, no such suspension or revocation is threatened by any Insurance Regulatory Authority which, in either case, could reasonably be expected to have a Material Adverse Effect. SCHEDULE 7.18 indicates that line or lines of insurance which the Insurance Subsidiaries are permitted to be engaged in with respect to each License therein listed. The Insurance Subsidiaries do not transact any insurance business, directly or indirectly, in any state or jurisdiction other than those enumerated on SCHEDULE 7.18, where such business requires any license, permit, governmental approval, consent or other authorization.

     Section 7.19 REINSURANCE. All persons with whom any Insurance Subsidiaries have ceded any obligations with respect to any Reinsurance Agreement or Surplus Relief Reinsurance Agreements have a financial strength rating of "A" or better by A.M. Best.

     Section 7.20 PLEDGED SHARES. All of the shares of capital stock of AEILIC are duly authorized and validly issued, fully paid and non-assessable, and pledged to the Agent pursuant to the terms of the Borrower Pledge Agreement.

     Section 7.21 PLEDGED SURPLUS NOTES. All of the Surplus Notes of AEILIC are duly authorized and validly issued, and pledged to the Agent pursuant to the terms of the Borrower Pledge Agreement. There is no order of preference or priority among the Surplus Notes (i.e., no Surplus Note is paid on a higher priority than any other Surplus Note) under any instrument or agreement related thereto or under applicable law respecting insolvency or liquidation of AEILIC.

                       ARTICLE VIII AFFIRMATIVE COVENANTS

     From the date of this Agreement and thereafter until the Loans and all other Obligations of the Borrower to the Banks hereunder and under the Notes and the other Loan Documents have been paid in full, the Borrower will do, and will cause each Subsidiary to do, all of the following:

     Section 8.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Unless otherwise provided herein, furnish or cause to be furnished to the Agent (who will forward copies to each Bank):

     8.1.1 AUDIT REPORT.

          (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and AEISC, respectively, the annual audit report of the Borrower and its Subsidiaries and the annual report of AEISC, each prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flows, changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in consolidated form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and AEISC, respectively, and acceptable to the Required Banks, together with any -management letters, management reports or other supplementary comments or reports to the Borrower and AEISC, respectively, or their respective boards of directors furnished by such accountants and together with unaudited consolidating statements prepared for Borrower's management and AEISC's management, respectively.

          (b) Together with the audited financial statements required under
          SECTION 8.1(a), a statement by the accounting firm performing each such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

     8.1.2 QUARTERLY REPORTS. As soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year, a copy of the unaudited financial statement of the Borrower and its Subsidiaries and a copy of the unaudited financial statement of AEISC, each prepared in the same manner as the audit report referred to in SECTION 8.1.1(a), signed by the Borrower's or AEISC's, as applicable, responsible officer, consisting of at least consolidated statements of income, cash flow, changes in stockholders' equity for the Borrower and its Subsidiaries and for AEISC, respectively, for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and the consolidated balance sheets of the Borrower and of AEISC, respectively, as at the end of such quarter.

     8.1.3 TAX RETURNS AND REPORTS. If requested by the Agent or the Required Banks, copies of all federal, state, local and foreign Tax Returns and Reports filed by the Borrower or any of its Subsidiaries.

     8.1.4 SAP FINANCIAL STATEMENTS.

          (a) As soon as possible, but in any event within sixty (60) days after the end of each fiscal year of each of the Insurance Subsidiaries, a copy of the Annual Statement of such Insurance Subsidiaries for such fiscal year prepared in accordance with SAP and accompanied by the certification of the responsible officer of such Insurance Subsidiaries that such financial statements present fairly, in accordance with SAP, the financial position of such Insurance Subsidiaries for the period then ended;

          (b) As soon as possible, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of each of the Insurance Subsidiaries, a copy of the quarterly statement of such Insurance Subsidiaries for such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of the responsible officer of such Insurance Subsidiaries that all such financial statements present fairly in accordance with SAP the financial position of such Insurance Subsidiaries for the periods then ended (subject to normal year-end and audit adjustments);

          (c) Within fifteen (15) days after being delivered to any of the Insurance Subsidiaries, any final examination report issued from time to time by the applicable Insurance Regulatory Authority or the NAIC;

          (d) Within ninety (90) days after the close of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the "Statement of Actuarial Opinion" for each of the Insurance Subsidiaries which is provided to the applicable Insurance Regulatory Authority (or equivalent information should the Insurance Regulatory Authority no longer require such a statement). Such statement shall be in the format prescribed by the Applicable Insurance Code of the state of domicile of such Insurance Subsidiary.

     8.1.5 COMPLIANCE CERTIFICATE AND RISK-BASED CAPITAL CALCULATIONS.

          (a) Together with the financial statements furnished by the Borrower under SECTIONS 8.1.1 and 8.1.2, a Compliance Certificate signed by the chief financial officer of the Borrower, duly completed.

          (b) Together with the financial statements furnished by the Borrower under SECTIONS 8.1.1 and 8.1.2, calculations of the Risk Based Capital for all or any of Insurance Subsidiaries based on the quarterly or annual financial statements being delivered.

     8.1.6 REPORTS TO SEC AND TO STOCKHOLDERS. Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

     8.1.7 NOTICE OF DEFAULT AND LITIGATION. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto:

          (a) the occurrence of a Default or Event of Default;

          (b) the institution of any material litigation or the occurrence of any material litigation development;

          (c) the commencement of any dispute which might reasonably be expected to lead to the material modification, transfer, revocation, suspension or termination or any Loan Document; or

          (d) any Material Adverse Change.

     8.1.8 ERISA LIABILITY. Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto,. and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

     8.1.9 ENVIRONMENTAL LIABILITIES. Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

     8.1.10 INSURANCE HOLDING COMPANY FILINGS. Copies of all material Insurance Holding Company System Act filings with Governmental Authorities by the Borrower or any Insurance Subsidiary not later than ten (10) Business Days after such filings are made, including, without limitation. filings which seek approval of Governmental Authorities with respect to transactions between the Borrower and its Affiliates.

     8.1.11 INSURANCE LICENSES. Within five (5) Business Days of such notice, notice of actual suspension, termination or revocation of any License or restriction thereon (material to the Insurance Subsidiaries) of any of the Insurance Subsidiaries by any Insurance Regulatory Authority or of receipt of notice from any Insurance Regulatory Authority notifying any of the Insurance Subsidiaries of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by an Insurance Regulatory Authority which commits any of the Insurance Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of any of the Insurance Subsidiaries to conduct its business.

     8.1.12 INSURANCE PROCEEDINGS. Within three (3) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Insurance Regulatory Authority concerning the business, practices or operations of any of the Insurance Subsidiaries, including any agent or managing general agent thereof.

     8.1.13 CHANGES IN APPLICABLE INSURANCE CODE. Promptly, upon knowledge of the Borrower or any Insurance Subsidiary, to the Agent (who shall promptly deliver such reports to the Banks), notice of any actual or proposed changes in any Applicable Insurance Code, if such changes could reasonably be expected to have a Material Adverse Effect.

     8.1.14 REINSURANCE AGREEMENTS.

          (a) Promptly, notice of any material change or modification to any Reinsurance Agreements or Surplus Relief Reinsurance Agreements whether entered into before or after the date of this Agreement including Reinsurance Agreements, if any, which are in a runoff mode on the date of this Agreement, which change or modification could reasonably be expected to have a Material Adverse Effect;

          (b) promptly, notice of any written notice received by any of the Insurance Subsidiaries of any material denial of coverage, litigation or arbitration arising out of any Surplus Relief Reinsurance Agreement or any material Reinsurance Agreement to which any of the Insurance Subsidiaries is a party; and

          (c) promptly, such other financial, actuarial and other information with respect to Surplus Relief Reinsurance Agreements and Reinsurance Agreements as the Agent may reasonably request.

     8.1.15 INVESTMENTS. To the extent not provided with the financial statements provided in SECTION 8.1.4, within sixty (60) days of the end of each of the first three Fiscal Quarters of each Fiscal Year, and within one hundred twenty (120) days of the end of the last Fiscal Quarter of each Fiscal Year, a list of the Investments of the Borrower and its Subsidiaries including a valuation thereof prepared from sources reasonably acceptable to the Agent.

     8.1.16 REVENUE AGENT NOTICES. Promptly, and in any event within ten (10) days of receipt, any revenue agent's reports or statutory notices of material deficiency related to the Borrower or any Insurance Subsidiary.

     8.1.17 OTHER INFORMATION. From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Agent or the Required Banks may reasonably request.

     Section 8.2 CORPORATE EXISTENCE. Subject to SECTION 9.1 in the instance of a Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

     Section 8.3 INSURANCE. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

     Section 8.4 PAYMENT OF TAXES AND CLAIMS. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     Section 8.5 INSPECTION. Permit any Person designated by any Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as such Bank may designate. So long as no Event of Default exists, the expenses of the Banks for such visits, inspections and examinations shall be at the expense of the Banks, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

     Section 8.6 MAINTENANCE OF PROPERTIES. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 8.7 BOOKS AND RECORDS. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 8.8 COMPLIANCE. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     Section 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     Section 8.10 ENVIRONMENTAL MATTERS. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute or result in a Material Adverse Change.

     Section 8.11 DIVIDENDS. Cause AEILIC to make dividends and/or principal and interest payments to the Borrower (a) in an amount sufficient to satisfy AEILIC's debt obligations under the Surplus Note (subject to regulatory approval), the 8% Subordinated Debentures and the 5% Subordinated Debentures and
(b) to permit the Borrower to satisfy its payment obligations hereunder with respect to the Loans, if necessary.

                          ARTICLE IX NEGATIVE COVENANTS

     From the date of this Agreement and thereafter until the Loans and all other Obligations of the Borrower to the Banks hereunder and under the Notes and the other Loan Documents have been paid in full, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

     Section 9.1 INDEBTEDNESS. Incur, create, issue, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under this Agreement in respect of the Loan, the Surplus Note and other Obligations;

     (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

     (c) Hedging Obligations entered into in the ordinary course of business;

     (d) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;.

     (e) Indebtedness in respect of the 8% Subordinated Debentures in a principal amount not to exceed $26,773,237;

     (f) Indebtedness in respect of the 5% Subordinated Debentures in a principal amount not to exceed $100,000,000; and

     (g) Indebtedness in respect of Repurchase Transactions.

     Section 9.2 LIENS. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except the following Liens:

     (a) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary;

     (b) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of SECTION 8.4;

     (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of SECTION 8.4;

     (d) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business:

     (f) Liens on real estate to the extent real estate Investments are permitted by SECTION 9.6(f)(ii);

     (g) Liens in favor of the Agent for the benefit of the Banks pursuant to this Agreement and the other Loan Documents; and

     (h) the interests of sellers in Repurchase Transactions.

     Section 9.3 MERGER. Merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided, however, any wholly-owned Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other wholly-owned Subsidiary.

     Section 9.4 SALE OF ASSETS. Sell, assign, lease, transfer, contribute, reinsure, cede, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including, without limitation, any books of business) to any Person, unless:

     (a) such sale, assignment, transfer, lease, contribution, reinsurance, cession, conveyance or other disposition is in the ordinary course of its business including, without limitation, sales of assets in connection with the management of the investment portfolio of the Borrower and its Subsidiaries;

     (b) the aggregate net book value of all assets sold, transferred, leased, contributed, reinsured, ceded or conveyed (other than in the ordinary course of business) by the Borrower or any of its Subsidiaries pursuant to this clause (b) does not exceed $500,000; or

     (c) such sale, assignment, transfer, lease, contribution, reinsurance, cession, conveyance or other disposition is with respect to the sale of its capital assets and the net proceeds of such sale are used to replace such capital assets within ninety (90) days after receipt of such net proceeds.

     Section 9.5 RESTRICTED PAYMENTS. Except as hereinafter provided, do any of the following:

     (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Borrower and except for dividends or other distributions payable solely to the Borrower);

     (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of other shares of common stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its common stock);

     (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock (except for payments or distributions made solely to the Borrower); or

     (d) Make payments of (i) principal of the 8% Subordinated Debentures or the 5% Subordinated Debentures, or (ii) interest of the 8% Subordinated Debentures or the 5% Subordinated Debentures at any time that the subordination terms of the documents pertaining thereto shall prevent or defer such payment or shall provide that the recipient of such payments may not retain such payment (it being expressly acknowledged that the Borrower may pay accrued interest at the stated rates of the Subordinated Debentures and the 5% Subordinated Debentures at any time that the foregoing clause shall not apply)

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto any Default or Event of Default shall have occurred and be continuing or the sum of the aggregate amount of Restricted Payments made during any fiscal year of the Borrower shall exceed 25% of the consolidated net income of the Borrower (determined in accordance with GAAP) for the prior fiscal year. Notwithstanding the foregoing: (1) Trust I may pay interest or interest-equivalent dividends on the 8% Trust Securities at a rate not to exceed 8% per annum; (2) Trust II may pay interest or interest-equivalent dividends on the 5% Trust Securities at a rate not to exceed 5% per annum; (3) the Borrower or any Subsidiary may acquire shares of the Borrower's common stock to be held in trust to fund the obligations of AEILIC under its NMO Deferred Stock Compensation Plans and (4) the Borrower may redeem shares of its capital stock of any class, provided that (aa) the number of shares of voting capital stock redeemed in any one fiscal year shall not exceed 1% of the total number of such shares outstanding at January 1 of such year, and
(bb) the aggregate redemption price paid for all such shares redeemed in any fiscal year of the Borrower shall not exceed $750,000.

     Section 9.6 INVESTMENTS. Make, incur, assume or suffer to exist any Investment in any other Person, except:

     (a) Investments existing on the date of this Agreement and identified in
     SCHEDULE 9.6;

     (b) with respect to the Borrower and the Borrower's Subsidiaries, Investment Grade Securities and Cash Equivalents;

     (c) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;

     (d) in the ordinary course of business, Investments in call options on index derivatives acquired to hedge against index yield risk under annuity contracts issued by AEILIC;

     (e) Investments in real property and improvements constituting the home office of the Borrower and/or one or more of its Subsidiaries;

     (f) other Investments by AEILIC in Investments which are in compliance with all of the following guidelines:

          (i) All Investments shall be in compliance with the Applicable Insurance Code(s) or as approved by the Insurance Regulatory Authority;

          (ii) Investments in mortgage loans and real estate shall not exceed 10.00% of the Invested Assets of AEILIC as reported on and after December 31, 2001;

          (iii) Investments in debt securities which are not Investment Grade Securities shall not exceed 5.00% of Invested Assets of AEILIC;

          (iv) Investments in common stock and preferred stock with no redemption date (other than call options on index derivatives) shall not exceed 2.00% of Invested Assets of AEILIC;

          (v) Without limiting the effect of the guidelines set forth in (ii),
          (iii) and (iv) above. total Investments under (ii), (iii) and (iv) above shall not exceed 15.00% of Invested Assets of AEILIC;

          (vi) Investments relating to a single issuer (other than U.S. Government Securities) shall not exceed 2.5% of Invested Assets of AEILIC; and

          (vii) Investments in CMO derivative Investments as reported on and after December 31, 2001, shall not exceed the following:

               (x) 16.05% of the Invested Assets of AEILIC through and including December 31, 2002; and

               (y) 7.00% of the Invested Assets of AEILIC on and after January 1, 2003.

     (g) other Investments by American Equity Investment Properties, L.C. in an aggregate amount not to exceed $400,000;

     (h) Investment in the 8% Trust Securities and the 5% Trust Securities, to be held by the Borrower, not to exceed 3% of the total amount of the 8% Trust Securities or the 5% Trust Securities;

     (i) Investments consisting of loans to AEISC in an amount not to exceed the sum of (i) $5,000,000 plus (ii) the aggregate outstanding principal amount of Loans the proceeds of which have been loaned by the Borrower to AEISC to satisfy AEISC's obligations under the General Agency Commission Agreement; and

     (j) Investments in the FBL Trust Securities received in exchange for the 5% Trust Securities, and Investment by the Borrower consisting of contribution of such FBL Trust Securities to the capital of AEILIC.

     Section 9.7 PLANS. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $200,000.

     Section 9.8 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

     Section 9.9 SUBSIDIARIES, PARTNERSHIPS, JOINT VENTURES AND OWNERSHIP OF STOCK. Do any of the following:

     (a) form or acquire any corporation which would thereby become an Insurance Subsidiary or a Subsidiary without approval of the Required Banks, which approval may be conditioned upon the pledge of the stock of such Insurance Subsidiary or Subsidiary to the Agent for the benefit of the Banks pursuant to a pledge agreement in the form of the Borrower Pledge Agreement;

     (b) form or enter into any partnership as a limited or general partner or into any joint venture;

     (c) permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrower; or

     (d) take any action, or permit any Subsidiary to take any action, which would result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

     Section 9.10 OTHER AGREEMENTS. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would: (a) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Banks any Lien on any assets or properties of the Borrower or such Subsidiary; or (b) be violated or breached by the Borrower's payment and performance of its Obligations under the Loan Documents.

     Section 9.11 TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Affiliate.

     Section 9.12 USE OF PROCEEDS. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to any Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     Section 9.13 REINSURANCE.

     (a) Enter into Surplus Relief Reinsurance Agreements except (i) those treaties existing on the date of this Agreement and described on
     SCHEDULE 9.13 hereto, and (ii) additional or replacement Surplus Relief Reinsurance Agreements so long as such Agreements and those listed in clause (i) above, individually or in the aggregate, do not provide statutory pre-tax gain of more than an aggregate benefit of the amount then outstanding of more than $250,000. Any additional Surplus Relief Reinsurance Agreements entered into under this SECTION 9.13(a) shall be with responsible reinsurers having a financial strength rating of "A" or better by A.M. Best.

     (b) Make any material change or modification to any Reinsurance Agreement which change or modification could reasonably be expected to have a Material Adverse Effect. In addition, the Borrower and its Subsidiaries shall reinsure all amounts of insurance written by it in excess of $500,000 on any one life. Any Reinsurance Agreement pursuant to which the Borrower or any of the Insurance Subsidiaries cede any liabilities shall be with responsible reinsurers having a financial strength rating of "A" or better by A.M. Best or with reinsurers reasonably acceptable to the Agent.

     Section 9.14 MINIMUM SURPLUS. Permit the sum of Capital and Surplus plus IMR/AVR of AEILIC to be less at any time than the sum of(a) $140,000,000, PLUS
(b) 25% of Statutory Net Income of AEILIC after December 31, 1999, PLUS (c) 75% of the actual sum of contributions to the Capital and Surplus of AEILIC made subsequent to December 31, 1999.

     Section 9.15 LEVERAGE RATIO. Permit the Leverage Ratio to be greater than 50% at any time.

     Section 9.16 CASH COVERAGE RATIO. Permit the Cash Coverage Ratio for any period of four consecutive fiscal quarters to be less than 1.30 to 1.00.

     Section 9.17 RISK-BASED CAPITAL. As of the end of any fiscal quarter or fiscal year, permit the Risk-Based Capital of AEILIC to fall below the following, for the following fiscal quarter and fiscal year ends:

     FISCAL QUARTER AND YEAR ENDS:                MINIMUM RISK-BASED CAPITAL:
     ----------------------------                 --------------------------
     December 31, 2002, March 31, 2003,
     June 30, 2003 and September 30, 2003::            150%

     December 31, 2003 and thereafter:                 200%

     Section 9.18 AMENDMENT OF GENERAL AGENCY COMMISSION AGREEMENT. Permit AEILIC to join in or consent to the amendment, modification, supplement or waiver of any of the provisions of the General Agency Commission Agreement.

     Section 9.19 NET YIELD PERCENTAGE. Permit the Net Yield Percentage to be less than 1.50% on the last day of any calendar quarter for the twelve-month period ending on that day.

                    ARTICLE X EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

     (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any fee or other amount required to be made to the Banks pursuant to the Loan Documents;

     (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary by any of the Loan Documents or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Banks pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

     (c) The Borrower shall fail to comply with and of SECTIONS 8.2, 9.3, 9.4, 9.5, 9.14, 9.15, 9.16, 9.17, 9.18 or 9.19 hereof;

     (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this SECTION 10.1) and such failure to comply shall continue for 30 days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Agent; (ii) the date the Borrower should have given notice of such failure to the Agent pursuant to Section 8.1.7; or (iii) the date the Agent gives notice of such failure to the Borrower.

     (e) The Borrower, any Subsidiary or AEISC shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower, such Subsidiary or AEISC or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower, a Subsidiary or AEISC or for a substantial part of the property thereof and shall not be discharged within 30 days;

     (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, a Subsidiary or AEISC, and, if instituted against the Borrower, a Subsidiary or AEISC, shall have been consented to or acquiesced in by the Borrower, such Subsidiary or AEISC, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower, such Subsidiary or AEISC, or the Borrower, any Subsidiary or AEISC shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

     (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower, a Subsidiary or AEISC and, if instituted against the Borrower, such Subsidiary or AEISC, shall be consented to or acquiesced in by the Borrower, such Subsidiary or AEISC or shall remain for 30 days undismissed, or the Borrower, any Subsidiary or AEISC shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

     (h) A judgment or judgments for the payment of money in excess of the sum of $250,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

     (i) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $250,000, or the institution by the PBGC of steps to terminate any Plan;

     (j) The maturity of any Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

     (k) Any Change of Control shall occur;

     (l) (i) AEISC shall fail to comply with any agreement, covenant, condition, provision or term contained in the AEISC Security Agreement and such failure to comply shall continue for 30 days after whichever of the following dates is the earliest: (A) the date the Borrower gives notice of such failure to the Agent, (B) the date the Borrower should have given notice of such failure to the Agent pursuant to SECTION 8.1.7 or (c) the date the Agent gives notice of such failure to the Borrower; or (ii) AEISC shall purport to repudiate or revoke the AEISC Security Agreement or declare that it has no further obligations thereunder; or

     (m) either (i) the financial strength rating of AEILIC by A.M. Best or by Standard & Poor's is reduced to less than "A-", in the case of A.M. Best, or to less than "A-", in the case of Standard & Poor's, and is not restored to an A.M. Best rating of at least "A-" or a Standard & Poor's rating of at least "A-", as the case may be, within 14 months after such rating reduction. or (ii) the financial strength rating of AEILIC by A. M. Best or by Standard & Poor's is reduced to less than "B++", in the case of A.M. Best, or to less than "BBB+", in the case of Standard & Poor's.

     Section 10.2 REMEDIES. If (a) any Event of Default described in
SECTIONS 10.1(e), (f) or (g) shall occur with respect to the Borrower, the Commitments shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other Obligations of the Borrower to the Banks and the Agent under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent may take any or all of the following actions (and shall take any or all of the following actions on direction of the Required Banks): (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations of the Borrower to the Banks and the Agent under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Agent or the Banks, and (iv) enforce all rights and remedies under any applicable law.

     Section 10.3 OFFSET. In addition to the remedies set forth in SECTION 10.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, each Bank or any other holder of any Note may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with such Bank or such other holder, or any obligations of such Bank or such other holder of the Note, against the Indebtedness then owed by the Borrower to such Bank subject, however, to the provisions of SECTION 4.5.

     Section 10.4 APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Obligations, all Collections shall be applied by the Agent in accordance with the provisions of this SECTION 10.4.

     (a) COLLECTIONS. All Collections except the AEISC Note Collections and the Surplus Note 5 Collections shall be applied as follows:

          FIRST, to the payment of all costs and expenses incurred by or on behalf of the Agent, including the costs and expenses of any sale or enforcement, including reasonable compensation to the Agent's agents and counsels, and all expenses, liabilities and advances made or incurred by or on behalf of the Agent in connection therewith;

          SECOND, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Banks' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Bank in connection therewith;

          THIRD, to the payment of all amounts due (other than principal and interest) under the Notes or this Agreement, payable ratably to the Agent and each Bank in accordance with the amount of such obligations owed to each of them, until such obligations are paid in full;

          FOURTH, to the payment of interest accrued and unpaid on the Loans and the Notes, payable ratably to each Bank in accordance with the amount of accrued interest owed to each of them until such interest is paid in full;

          FIFTH, to the payment of the outstanding principal amounts of all Loans, payable ratably to each Bank in accordance with the Percentage of each Bank until such principal is paid in full;

          SIXTH, to the payment of all other Obligations, payable ratably to the Agent and the Banks in the proportion that the Agent's and each Bank's share of those amounts bears to the total of those amounts for the Agent and all Banks; and

          FINALLY, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     (b) AEISC NOTE COLLECTIONS. The AEISC Note Collections shall be payable in accordance with (a) above, EXCEPT that for AEISC Note Collections, FOURTH and FIFTH in (a) shall be deemed to be replaced by the following:

          FOURTH, to the payment of (i) interest accrued and unpaid on the Tranche A Loans, (ii) principal of the Tranche A Loans, payable ratably to each Tranche A Bank in accordance with such Tranche A Bank's Tranche A Percentage until such interest and principal are paid in full;

          FIFTH, to the payment of (i) interest accrued and unpaid on the Tranche B Loans, (ii) principal of the Tranche B Loans, payable ratably to each Tranche B Bank in accordance with such Tranche B Bank's Tranche B Percentage until such interest and principal are paid in full;

     (b) SURPLUS NOTE 5 COLLECTIONS. The Surplus Note 5 Collections shall be payable in accordance with (a) above, EXCEPT that for Surplus Note 5 Collections, FOURTH and FIFTH in (a) shall be deemed to be replaced by the following:

          FOURTH, to the payment of (i) interest accrued and unpaid on the Tranche B Loans, (ii) principal of the Tranche B Loans, payable ratably to each Tranche B Bank in accordance with such Tranche B Bank's Tranche B Percentage until such interest and principal are paid in full;

          FIFTH, to the payment of (i) interest accrued and unpaid on the Tranche A Loans, (ii) principal of the Tranche A Loans, payable ratably to each Tranche A Bank in accordance with such Tranche A Bank's Tranche A Percentage until such interest and principal are paid in full;

     (d) DETERMINATION OF SOURCE OF COLLECTION. The Agent shall make the determination of whether any given Collection is a AEISC Collection or a Surplus Note 5 Collection in its sole, good faith judgment, which shall be deemed conclusive in absence of manifest error.

     (e) DEFICIENCY. If the proceeds of any Collections are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Borrower, the Borrower shall remain liable for any deficiency.

                              ARTICLE XI THE AGENT

     Section 11.1 APPOINTMENT AND GRANT OF AUTHORITY. Each Bank hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement and the other Loan Documents. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to, and directs the Borrower to deal with the Agent as the true and lawful agent of such Bank to the extent set forth herein.

     Section 11.2 NON-RELIANCE ON AGENT. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement and the Loan Documents or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its related companies) which may come into the Agent's possession.

     Section 11.3 RESPONSIBILITY OF THE AGENT AND OTHER MATTERS.

     (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement (including, without limitation, the duty to forward copies of reports, certificates and other information to the Banks pursuant to SECTION 8.1) and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

     (b) Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine:

          (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) the Loan Documents, or the Notes, or (B) any document or instrument furnished pursuant to or in connection with the Loan Documents or the Notes,

          (ii) the collectibility of any amounts owed by the Borrower,

          (iii) any recitals or statements or representations or warranties in connection with the Loan Documents or the Notes,

          (iv) any failure of any party to this Agreement to receive any communication sent, or

          (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrower.

     (c ) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in-any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of the Loan Documents or the Notes on the Borrower's part.

     Section 11.4 ACTION ON INSTRUCTIONS. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under the Loan Documents or the Notes or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from (i) the Required Banks except for instructions which under the express provisions hereof must be received by the Agent from all the Banks, and (ii) in the case of such instructions, from all the Banks.

     Section 11.5 INDEMNIFICATION. To the extent the Borrower does not reimburse and save the Agent harmless according to the terms hereof for and from all costs, expenses and disbursements in connection herewith or with the other Loan Documents, such costs, expenses and disbursements to the extent reasonable shall be borne by the Banks ratably in accordance with their Percentages and the Banks hereby agree on such basis (a) to reimburse the Agent for all such reasonable costs, expenses and disbursements on request and (b) to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with the Loan Documents or the Notes or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or the other Loan Documents or the taking of any action under or in connection with the Loan Documents or the Notes.

     Section 11.6 U.S. BANK NATIONAL ASSOCIATION AND AFFILIATES. With respect to U.S. Bank National Association's Commitment and any Loans by U.S. Bank National Association under this Agreement and any Note and any interest of U.S. Bank National Association in any Note, U.S. Bank National Association shall have the same rights, powers and duties under this Agreement and such Note as any other Bank and may exercise the same as though it were not the Agent. U.S. Bank National Association and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if U.S. Bank National Association were not the Agent.

     Section 11.7 NOTICE TO HOLDER OF NOTES. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

     Section 11.8 SUCCESSOR AGENT. The Agent may resign at any time by giving at least 30 days written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent.

                            ARTICLE XII MISCELLANEOUS

     Section 12.1 NO WAIVER AND AMENDMENT. No failure on the part of the Banks or the holders of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks or the holders of the Notes to any other or further action in any circumstances without notice or demand.

     Section 12.2 AMENDMENTS, Etc. No amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Agent upon direction of the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless agreed to by the Agent and all of the Banks:

     (a) increase the amounts of or extend the terms of the Commitments or subject the Banks to any additional obligations;

     (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

     (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

     (d) change the definition of Required Banks or amend this SECTION 12.2; or

     (e) release any collateral or security interest securing the Loans.

PROVIDED, FURTHER that amendments, waivers or consents affecting the rights of the Agent shall also require the consent of the Agent.

     Section 12.3 ASSIGNMENTS AND PARTICIPATIONS.

     (a) ASSIGNMENTS. Each Bank shall have the right, subject to the further provisions of this Sections 12.3, to sell or assign all or any part of its Commitment, Loans, Note, and other rights and obligations under this Agreement and related documents (such transfer, an "Assignment") to any of its affiliates and to any commercial lender, other financial institution or other entity (an "Assignee"). Upon such Assignment becoming effective as provided in SECTION 12.3(b), the assigning Bank shall be relieved from the portion of the Commitments, obligations to indemnify the Agent and other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations of a "Bank" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Agent (which consent, in the case of the Borrower, shall not be required if such assignment is to an affiliate of the assigning Bank or if an Event of Default has occurred and is continuing and, in any other case, shall not be unreasonably withheld or delayed by the Borrower or the Agent, as the case may be), each Assignment shall be in the initial principal amount of not less than $2,000,000 in the aggregate for all Loans and Commitments assigned, or an integral multiple of $1,000,000 if above such amount (or the remaining portion of such assigning Bank's commitment, if less than $2,000,000). Each Assignment shall be documented by an agreement between the assigning Bank and the Assignee (an "Assignment and Assumption Agreement") in form and substance satisfactory to the Agent.

     (b) EFFECTIVENESS OF ASSIGNMENTS. An Assignment shall become effective hereunder when all of the following shall have occurred: (i) the Assignee shall have submitted an Assignment Agreement in the form attached hereto as EXHIBIT G, duly completed and executed, in which the Assignee shall have agreed in writing to have irrevocably assumed and undertaken the transferred portion of the assigning Bank's obligations hereunder (including without limitation the obligations to indemnify the Agent hereunder), to the Agent with a copy for the Borrower, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee, (ii) either the assigning Bank or the Assignee shall have paid a processing fee of $3,500 to the Agent for its own account, (iii) the assigning Bank and the Agent shall have agreed upon a date upon which the Assignment shall become effective, and (iv) the Agent and the Borrower shall have given their consent to such Assignment by executing such Assignment Agreement. Upon the Assignment becoming effective, (x) if requested by the assigning Bank, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assigning Bank and the Assignee; and (y) the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Assignee.

     (c) PARTICIPATIONS. Each Bank shall have the right, subject to the further provisions of this SECTION 12.3, to grant or sell a participation in all or any part of its Loans, Note and Commitment (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant") without the consent of the Borrower, the Agent of any other party hereto. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its Participation in amounts owing under this

     Agreement and any Note to the same extent as if the amount of its Participation were owing directly to it as a Bank under this agreement or any note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in SECTION 4.4 hereof. The Borrower also agrees that each Participant shall be entitled to the benefits of Article V with respect to its Participation, provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the Participation transferred by such transferor Bank to such Participant had no such transfer occurred.

     (d) LIMITATION OF RIGHTS OF ANY ASSIGNEE OR PARTICIPANT. Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment that has become effective as provided in SECTION 12.3(b), (i) no Assignee or Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Banks other than the assigning or selling Bank shall deal solely with the assigning or selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Assignee or Participant, (iii) no Assignment or Participation shall relieve the assigning or selling Bank from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Bank shall remain solely responsible for the performance hereof, the (iv) no Assignee or Participant, other than an affiliate of the assigning or selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such Assignee or Participant that such Bank will not, without such Assignee's or Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Participant has an ownership or beneficial interest: (A) extend the final maturity of any Loans or extend the Termination Date, (B) reduce the interest rate on the Loans or the rate of Facility Fees, (C) forgive any principal of, or interest on, the Loans or any fees, or (D) release all or substantially all of the collateral for the Loans.

     (d) TAX MATTERS. No Bank shall be permitted to enter into any Assignment or Participation with any Assignee or Participant who is not a United States Person, and no New Bank who is not a United States Person shall be permitted to become a Bank, unless such Assignee, Participant or New Bank represents and warrants to such the assigning or participating Bank, as applicable, and to the Agent that, as at the date of such Assignment or Participation, or as of the date such New Bank is to become a Bank, as the case may be, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee, Participant or New Bank, as the case may be, executes and delivers to the Agent and to the assigning or participating Bank, as applicable, on or before the date of execution and delivery of documentation of such Participation or Assignment or on the date such New Bank is to become a Bank, as the case may be, a United States Internal Revenue Service Form W-8ECI or W-8BEN, or any successor to either of such forms, as appropriate, properly completed an claiming complete exemption from withholding and deduction of all Federal Income Taxes. A "United States Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of

     United States Federal income taxes or other taxes on payment of interest, principal of fees hereunder.

     (e) INFORMATION. Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to Assignees and Participants and potential Assignees and Participants.

     (f) FEDERAL RESERVE BANK. Nothing herein stated shall limit the right of any Bank to assign any interest herein and in any Note to a Federal Reserve Bank.

     Section 12.4 COSTS, EXPENSES AND TAXES. The Borrower agrees, whether or not any Loan is made hereunder, to pay on demand all costs and expenses of the following persons (including the reasonable fees and expenses of counsel and paralegals for such persons who may be employees of such persons), incurred in connection with the following matters: (i) the Agent in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof and (ii) the Agent and the Banks in connection with the enforcement of the Loan Documents. The Borrower agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Agent and the Banks harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this SECTION 12.4 shall survive any termination of this Agreement.

     Section 12.5 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent under Article II hereof shall be deemed to have been given only when received by the Agent.

     Section 12.6 CONFIDENTIALITY. The Agent and the Banks may have received, and may hereafter receive, confidential financial and business information concerning the Borrower and its Subsidiaries and Affiliates. The Agent and each Bank agrees to hold non-public information received from the Borrower in confidence, and not disclose such information to persons other than the Agent's or Bank's officers, employees, agents and other representatives (who, if they are not employees of the Agent or the Bank, shall be informed of this confidentiality provision) except: (a) as required to disclose such information to a bank regulatory agency or in connection with an examination of its records by bank examiners or at the express direction of any other authorized government agency; (b) pursuant to a subpoena or other court order; (c) in connection with legal process in the Agent's or Bank's lending capacity; or (d) to participants, assignees, potential participants and potential assignees with respect to the financing who agree to be bound by confidentiality provisions substantially similar to this paragraph. Confidential information shall not include (i) information already in the Agent's or Bank's possession prior to receipt from the Borrower, or (ii) information which becomes generally available to the public, other than as a result of disclosure by the Agent or a Bank, or its directors, officers, employees, advisors or agents or becomes available to the Agent or a Bank on a nonconfidential basis from a source other than the Borrower or its advisors, provided that such source is not known by the Agent or Bank to be bound by a confidentiality agreement with, or other obligation of confidentiality to, the Borrower or another party.

     Section 12.7 SUCCESSORS. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks. The Borrower shall not assign its rights or duties hereunder without the written consent of the Banks.

     Section 12.8 SEVERABILITY. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.9 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

     Section 12.10 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 12.11 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding between the Borrower, the Banks and the Agent with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 12.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 12.13 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     Section 12.14 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANKS, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY

ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANKS AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 12.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE CO-AGENT, THE DOCUMENTATION AGENT AND THE BANKS (a) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) WAIVES ANY RIGHT TO SEEK OR RECEIVE CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES IN ANY SUCH ACTION OR PROCEEDING.

     Section 12.16 REPLACEMENT OF EXISTING CREDIT AGREEMENT. This Agreement supersedes and replaces the Existing Credit Agreement, and provides terms and conditions for loans made hereunder and made previously under the Existing Credit Agreement. The Tranche A Notes issued hereunder evidence indebtedness formerly evidenced by notes issued under the Existing Credit Agreement. Entry into this Agreement and delivery and acceptance of the Notes hereunder shall not evidence repayment of indebtedness or obligations under the Existing Credit Agreement.


                            (signature pages follow)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                   AMERICAN EQUITY INVESTMENT LIFE
                                   HOLDING COMPANY

                                   By:  /s/ D.J. Noble
                                       -----------------------------------------
                                   Title:  President
                                         ---------------------------------------

                                   5000 Westown Parkway, Suite 200
                                   West Des Moines, Iowa 50266
                                   Attention: Mr. David J. Noble, President
                                   Telephone: (515) 221-0002
                                   Fax: (515) 221-9947

                                   U.S. BANK NATIONAL ASSOCIATION, as
                                   Agent and as a Bank

                                   By:  /s/ Sam S. Pepper
                                       -----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------

                                   800 Nicollet Mall
                                   Mail Code BC-MN-H03N
                                   Minneapolis, MN 55402
                                   Attention: Mr. Sam S. Pepper
                                   Telephone: (612) 303-3758
                                   Fax: (612) 303-2265

                                   WEST DES MOINES STATE BANK, as
                                   Co-Agent as a Bank

                                   By:  /s/ Brad L. Winterbottom
                                       -----------------------------------------
                                   Title:  President
                                         ---------------------------------------

                                   1601 22nd St.
                                   West Des Moines, Iowa 50266
                                   Attention: Mr. Brad L. Winterbottom
                                   Telephone: (515) 222-2320
                                   Fax: (515) 222-2346


                       (additional signature page follows)

                                   FLEET NATIONAL BANK, as

                                   By:  /s/ Robert W. Mcclelland
                                       -----------------------------------------
                                   Title:  Director
                                         ---------------------------------------

                                   Financial Institutions
                                   100 Federal Street -- MA-EH-10010H
                                   Boston, MA 02110
                                   Attention: David A. Bosselait, Vice President
                                   Telephone: (617) 434-3778
                                   Fax: (617) 434-1096

                                     EXHIBIT

       Exhibit    Contents

       A-1, A-2   Form of Note

       B          Acknowledgment of AEISC Security Agreement

       C          Acknowledgement of Borrower Pledge Agreement

       D          Compliance Certificate

       E Acknowledgement of Consent and Agreement to Security Agreement by AEILIC

       F          Form of Legal Opinion

       G          Assignment and Assumption

Schedules

       1.1        Amounts and Percentages

       7.16       Subsidiaries

       7.18       Insurance Licenses

       9.6        Investments

       9.13       Surplus Relief Reinsurance Agreements

                                   EXHIBIT A-1
                                 TRANCHE A NOTE

$[Tranche A Amount]                    Minneapolis, Minnesota: December 30, 2002

     FOR VALUE RECEIVED, the undersigned AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Borrower"), promises to pay to the order of [BANK] (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of __________ DOLLARS ($Tranche A Amount) (the "Tranche A Amount"), payable in quarterly installments commencing on December 31, 2002, and continuing on each March 31, June 30, September 30 and December 31 thereafter occurring to and including March 31, 2005, each in an amount equal to one-tenth (1/10th) of the Tranche A Amount, and a final principal installment payable on June 30, 2005 in an amount equal to the aggregate principal balance of the Tranche A Loans of the Bank then outstanding.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 800 Nicollet Mall., Minneapolis, Minnesota 55402, or at such other place as may be designated by the Agent to the Borrower in writing.

     This Note is one of the Tranche A Notes and the Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of December 30, 2002 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is made under and governed by the internal laws of the State of Minnesota.

                                   AMERICAN EQUITY INVESTMENT LIFE
                                   HOLDING COMPANY

                                   By:
                                      -------------------------------------

                                   Title:
                                         ----------------------------------

                                   EXHIBIT A-2
                                 TRANCHE B NOTE

$[Tranche B Amount]                    Minneapolis, Minnesota: December 30, 2002

     FOR VALUE RECEIVED, the undersigned AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Borrower"), promises to pay to the order of [BANK] (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of __________ DOLLARS ($Tranche A Amount) (the "Tranche B Amount"), payable in quarterly installments commencing on March 31, 2003, and continuing on each March 31, June 30, September 30 and December 31 thereafter occurring to and including December 31, March 31, 2005, each in an amount equal to one-nineteenth (1/19th) of the Tranche B Amount, and a final principal installment payable on December 31, 2007 in an amount equal to the aggregate principal balance of the Tranche B Loans then outstanding.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 800 Nicollet Mall., Minneapolis, Minnesota 55402, or at such other place as may be designated by the Agent to the Borrower in writing.

     This Note is one of the Tranche B Notes and the Notes referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of December 30, 2002 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is made under and governed by the internal laws of the State of Minnesota.

                                   AMERICAN EQUITY INVESTMENT LIFE
                                   HOLDING COMPANY

                                   By:
                                      -------------------------------------

                                   Title:
                                         ----------------------------------

                                    EXHIBIT B
            Acknowledgment and Amendment of AEISC Security Agreement

     The undersigned has entered into a Third Amended and Restated Security Agreement, dated as of April 6, 2000 (the "Security Agreement") in favor of U.S. Bank National Association, as Agent for the Banks under the Credit Agreement referred to below. The undersigned acknowledges and agrees as follows:

     1. The Credit Agreement, as defined in the Security Agreement, has been amended and restated as an Amended and Restated Credit Agreement, dated as of December 30, 2002. All references to the Credit Agreement in the Security Agreement shall be deemed to refer to such Amended and Restated Credit Agreement, as further amended, supplemented, restated or otherwise modified from time to time.

     2. The "Obligations" specified in the Security Agreement include the obligations of the Borrower under the Credit Agreement referred to herein.

     The undersigned hereby confirms that the Security Agreement remains in full force and effect, enforceable against the undersigned in accordance with its terms.

                                   AMERICAN EQUITY INVESTMENT SERVICE
                                   COMPANY

                                   By:
                                      -------------------------------------

                                   Title:
                                         ----------------------------------

                                    EXHIBIT C
                         ACKNOWLEDGMENT AND AMENDMENT OF
                           SECOND AMENDED AND RESTATED
                            BORROWER PLEDGE AGREEMENT

     The undersigned, as Pledgor (the "Pledgor") has executed and delivered a Second Amended and Restated Borrower Pledge Agreement, dated as of April 6, 2000 (the "Pledge Agreement"), pursuant to which the Pledgor has granted to certain security interests to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for the Banks party to the Credit Agreement, as hereinafter defined. The Pledgor and the Agent acknowledge and agree as follows:

     1. The Credit Agreement, as defined in the Pledge Agreement, has been amended and restated as an Amended and Restated Credit Agreement, dated as of December 30, 2002. All references to the Credit Agreement in the Pledge Agreement shall be deemed to refer to such Amended and Restated Credit Agreement, as further amended, supplemented, restated or otherwise modified from time to time.

     2. A new definition is added to Section 1 of the Pledge Agreement, and shall read as follows:

          "'Investment Advisory Agreement' shall mean each agreement between the Pledgor and AEILIC or any other subsidiary under which the Borrower will act as investment advisor for such subsidiary in consideration of fees paid by the subsidiary thereunder."

     2. Section 2 of the Pledge Agreement is amended by re-lettering subsection "(f)" as "(g)" and adding new subsection (f) to read as follows:

     "(f) all Investment Advisory Agreements and all rights thereunder, including all accounts and rights to payment thereunder; and"

     3. The Pledgor agrees that the Agent may file any financing statement to perfect the security interest granted by the Pledgor under the Pledge Agreement without the signature of the Pledgor, to the extent permitted to do so by applicable law.

     The Pledgor hereby confirm that the Pledge Agreement remains in full force and effect, enforceable against the Pledgor in accordance with its terms.

     IN WITNESS WHEREOF, the Pledgor has executed this Acknowledgment and Amendment as of December 20, 2002.

                                   AMERICAN EQUITY INVESTMENT LIFE
                                   HOLDING COMPANY

                                   By:
                                      -------------------------------------
                                   Title:
                                         ----------------------------------

Acknowledged and agreed

U.S. Bank National Association

By:
   ----------------------------------------
Title:
      -------------------------------------

                                    EXHIBIT D
                         FORM OF COMPLIANCE CERTIFICATE

     This Compliance Certificate is being submitted pursuant to Articles VIII and IX of the Amended and Restate Revolving Credit Agreement dated as of December 30, 2002 (as originally executed and as amended, modified, supplemented or restated, the "Credit Agreement"). The undersigned, being a duly acting and authorized officer of the Borrower and familiar with its books and records and the books and records of each Subsidiary, Attached are the consolidated financial statements for the Borrower as of __________________, for American Equity Investment Life Insurance Company (AEILIC) as of ___________________, and for American Equity Investment Service Company (AEISC) as of __________, ("Current Financials").

     I hereby certify that the Current Financials have been prepared in accordance to GAAP and/or statutory accounting practices applied on a consistent basis with the accounting practices applied in the annual audit reports referred to in the Credit Agreement.

     Defaults and Events of Default (check one):

     1. I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement.

     2. Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to U.S. Bank and remedied.

For the dates and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Article VIII and Article IX of the Credit Agreement, except as indicated in the attached description. The calculations made to determine compliance are attached.

                        American Equity Investment Life Holding Company

                        By:
                           -------------------------------------

                        Title:
                              ----------------------------------

                            Calculation of Covenants

[NOTE: ATTACHMENT MAY BE DIFFERENTLY FORMATTED]

     For purposes of the following calculations, capitalized terms shall have the meanings set forth in the Credit Agreement and calculations shall be made in accordance with GAAP or SAP, as applied as described in the Credit Agreement.

Section 9.14 MINIMUM SURPLUS OF AEILIC:

     Capital & Surplus                                      $_______
     IMR/AVR:
     Interest maintenance reserve                           $_______
     Asset valuation reserve                                $_______

     Adjusted Capital and Surplus                           $_______

     REQUIRED:
     Minimum threshold                                      $_______
     25% of AEILIC statutory net income after 12/31/99 $_______ 75% of contributions to Capital and Surplus
     after 12/31/99:                                        $_______

     REQUIRED AMOUNT:

Section 9.15 LEVERAGE RATIO:

     (a) Principal amount of Loans outstanding:                    $_______
         Indebtedness of AEISC:                                    $_______
     Total                                                         $_______

     (b) Adjusted Capital Total Capital & Surplus:                 $_______

     Leverage ratio ((a) to (b) expressed as a percentage):             __%

     REQUIRED:

Section 9.16 CASH COVERAGE RATIO:

     (a) total of
     (i) Amounts Available for Dividends                           $_______
           (see definition for time of determination)
     PLUS (ii) interest paid on the Surplus Notes:                 $_______
     PLUS (iii) General Agency Commission Agreement
              commissions:                                      $_______
     PLUS (iv) revenues under Investment Advisory Agreement:    $_______
     PLUS (v) investments income of the Borrower
             (nonconsolidated), excluding investments
             in Subsidiaries:                                   $_______
     MINUS (vi) cash operating expenses:                        $_______
     MINUS (vii) Restricted Payments:                           $_______

     Total:                                                        $_______

     (b) total of:
     (i) interest paid or accrued (other than
              Indebtedness in respect of
              Repurchase Transactions):                            $_______
     PLUS (ii) distributions on the 8% Trust Preferred
               Securities and the 5% Trust Preferred
               Securities:                                         $_______
     PLUS (iii) one fifth (1/5) of outstanding Loans:              $_______

     Total:                                                        $_______

     Cash Coverage Ratio ((a) to (b))                              ______to 1.00

     REQUIRED:                                        Not less than 1.30 to 1.00

Section 9.17 RISK-BASED CAPITAL OF AEILIC.

     (a) Adjusted Capital:                                  $_______

     (b) to the Company Action Level:                       $_______

     Risk Based Capital ((a) to (b) expressed as a percentage):       _____%

     REQUIRED:

     December 31, 2002, March 31, 2003, June 30, 2003
     and September 30, 2003:                                            150%

     December 31, 2003 and thereafter:                                  200%

     NOTE: For the fiscal year ending December 31, 2002 and the fiscal quarters ending March 31, 2003, June 30, 2003 and September 30, 2003, such ratio shall be determined in accordance with variations permitted by the letter of the Iowa Commissioner of Insurance dated November 12, 2002.

Section 9.19 MINIMUM NET YIELD PERCENTAGE OF AEILIC:

     (a) WEIGHTED AVERAGE YIELD:

     (i) Net Investment Income (12 month period):                    $_______
     DIVIDED BY
     (ii) Average Invested Assets
             (A)  Weighted Invested Assets
             (4 quarter period):                           $_______
             DIVIDED BY (B) 2.5:                                     $_______

     Weighted Average Yield ((i) divided by (ii):                         _____%

     (b) WEIGHTED AVERAGE CREDITING RATE:

     FIXED ANNUITIES:                                                     _____%

             Average rate credited on
             fixed annuities for the last
             twelve-month period:                                    _____%

             MULTIPLIED BY

                  (i) aggregate accumulation values of
                  fixed annuities                                    $_______
                  DIVIDED BY

                  (ii) aggregate accumulation values
                  of all annuities:                        $_______

                  (i) divided by (ii):                     _____%

     EQUITY INDEX ANNUITIES:                                         _____%

             Average rate credited on
             equity index annuities for the last
             twelve-month period:                          _____%

             MULTIPLIED BY

             (i) aggregate accumulation values of
             equity index annuities                        $_______
             DIVIDED BY
             (ii) aggregate accumulation values
             of all annuities:                             $_______

             (i) divided by (ii):                                    _____%

             Weighted Average Crediting Rate
             (sum of "Fixed Annuities"
             and "Equity Index Annuities" lines above):              _____%

     Net Yield Percentage ((a) less (b)):                            _____%

     REQUIRED:                                             Not less than 1.50%

                                    EXHIBIT E
          Acknowledgment of Consent and Agreement to Security Agreement

     The undersigned has entered into a Consent and Agreement to Security Agreement, dated as of April 6, 2000 (the "Consent") in favor of U.S. Bank National Association, as Agent for the Banks under the Credit Agreement referred to below. The undersigned acknowledges and agrees as follows:

     1. The Credit Agreement, as defined in the Consent, has been amended and restated as an Amended and Restated Credit Agreement, dated as of December 30, 2002. All references to the Credit Agreement in the Consent shall be deemed to refer to such Amended and Restated Credit Agreement, as further amended, supplemented, restated or otherwise modified from time to time.

     2. The "Obligations" specified in the Consent include the obligations of the Borrower under the Credit Agreement referred to herein.

     The undersigned hereby confirms that the Consent remains in full force and effect, enforceable against the undersigned in accordance with its terms.

                                AMERICAN EQUITY INVESTMENT LIFE
                                INSURANCE COMPANY

                                By:
                                   --------------------------------------

                                Title:
                                      -----------------------------------

                                    Exhibit F
                               Opinion of Counsel

To: The Agent and Banks party
to the Credit Agreement described herein

[address to each bank]

U.S. Bank National Association
800 Nicollet Mall
Mail Code BC-MN-H03N
Minneapolis, MN 55402
Attention: Mr. Sam S. Pepper

Ladies/Gentlemen:

     We have acted as counsel for AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, (the "Borrower"), and we are delivering to you this opinion of counsel upon which you may rely, in connection with a Credit Agreement, dated as of December 30, 2002, entered into among the Borrower, the Banks, as defined therein, and U.S. Bank National Association, as Agent (the "Credit Agreement"), and the transactions and other Loan Documents described therein. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     In so acting, we, as counsel for the Borrower, have made such factual inquiries, and have examined or caused to be examined such questions of law, as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such inquiries and examinations, advise you that, in our opinion:

     (1) The Borrower and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state of their respective incorporation, and each is duly qualified and in good standing as a foreign corporation in all other jurisdictions in which its respective present operations or properties require such qualification.

     (2) The Borrower has full corporate power and authority to own and operate its properties and assets, carry on its business as presently conducted, and enter into and perform its obligations under the Loan Documents to which it is a party.

     (3) The execution and delivery of the Loan Documents to which the Borrower is a party, the performance by the Borrower of its obligations thereunder, and the borrowing by the Borrower under the Credit Agreement, have been duly authorized by all necessary corporate action, and all of said Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     (4) There is no provision in the Borrower's Articles of Incorporation or By-Laws, nor any provision in any indenture, mortgage, contract or agreement to which the Borrower is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation, nor any writ, order or decision of any court or governmental instrumentality binding on the Borrower which would be contravened by the execution and delivery of the Loan Documents to which the Borrower is a party, nor do any of the foregoing prohibit the Borrower's performance of any term, provision, condition, covenant or any other obligation of the Borrower contained therein.

     (5) There are no actions, suits or proceedings pending or, to the best of our knowledge after due inquiry, threatened against or affecting the Borrower before any court or arbitrator or by or before any administrative agency or government authority, which, if adversely determined, could constitute an Adverse Event.

     (6) Neither the making nor performance of the Loan Documents, nor the borrowing(s) under the Credit Agreement, requires the consent or approval of any governmental instrumentality.

     (7) The Borrower is not a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (8) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (9) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and, to the best of our knowledge after due inquiry, no part of the proceeds of any loan under the Credit Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                     Very truly yours,

                                    Exhibit G
                              ASSIGNMENT AGREEMENT

     ASSIGNMENT AGREEMENT, dated as of _____________, 200__, among [ ] (the "Transferor Bank"), [ ] (the "Purchasing Bank"), AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation (the "Borrower") and U.S. Bank National Association, as Agent for the Banks under the Credit Agreement described below (in such capacity, the "Agent").

                               W I T N E S S E T H

     WHEREAS, this Assignment Agreement is being executed and delivered in accordance with Section 12.3 of the Amended and Restated Credit Agreement, dated as of December 30, 2002, among the Borrower, the Transferor Bank and the other Banks party thereto and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "CREDIT AGREEMENT" terms defined therein being used herein as therein defined);

     WHEREAS, the Purchasing Bank wishes to become a Bank party to the Credit Agreement; and

     WHEREAS, the Transferor Bank is selling and assigning to the Purchasing Bank rights, obligations and commitments under the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Upon the execution and delivery of this Assignment Agreement by the Purchasing Bank, the Transferor Bank, the Agent and the Borrower, the Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

     2. Effective on [ ] (the "Effective Date"), the Transferor Bank hereby sells and assigns to the Purchasing Bank [that portion of] its [Tranche A Loans][Tranche B Loans] equal to $[ ] (the "Assignment Amount"), and that percentage of the principal amount of and all interest accrued on its Loans outstanding under the Credit Agreement which the Assignment Amount is of all [Tranche A Loans][Tranche B Loans]. Together with the Assigned Amount, the Transferor Bank hereby assigns to the Purchasing Bank the Transferor Bank's interest as a Bank in the Loan Documents (the Assigned Amount, [such portion of] such [Tranche A Loans][Tranche B Loans] and such interest in the Loan Documents being hereinafter referred to as the "Assigned Interest"). The Purchasing Bank hereby assumes the Assigned Amount and the Transferor Bank's related obligations under the Loan Documents.

     3. On the Effective Date, the Purchasing Bank shall pay to the Transferor Bank a purchase price (the "Purchase Price") equal to the outstanding principal amount of the [Tranche A Loans][Tranche B Loans] included in the Assigned Interest as of the day preceding the Effective Date. The Transferor Bank acknowledges receipt from the Purchasing Bank of an amount equal to the Purchase Price.

     4. All interest accrued on the Assigned Interest for the billing period in which the Effective Date falls shall be paid to the Agent as provided in the Credit Agreement, and distributed by the Agent (a) with respect to amounts accrued before the Effective Date, to the Transferor Bank and (b) with respect to amounts accrued on or after the Effective Date, to the Purchasing Bank. The Transferor Bank has made arrangements with the Purchasing Bank with respect to the portion, if any, to be paid by the Transferor Bank to the Purchasing Bank of other fees heretofore received by the Transferor Bank pursuant to the Credit Agreement.

     5. Subject to the provisions of paragraph 4 above, from and after the Effective Date, principal, interest, fees and other amounts that would otherwise be payable to or for the account of the Transferor Bank pursuant to the Credit Agreement and the other Loan Documents in respect of the Assigned Interest shall, instead, be payable to or for the account of the Purchasing Bank pursuant to the Credit Agreement. Each time the Banks are asked, from and after the Effective Date, to make Loans or otherwise extend credit under the Loan Documents, the Agent shall advise the Purchasing Bank, as provided in the Credit Agreement, of the request, and the Purchasing Bank shall be solely responsible for making a Loan or otherwise extending credit in accordance with its Assigned Interest.

     6. Concurrently with the execution and delivery hereof, (i) the Borrower, the Transferor Bank and the Purchasing Bank shall make appropriate arrangements so that a new Note is issued to the Purchasing Bank in respect of the Assigned Interest and, if the Transferor Bank has retained any [Tranche A Loans][Tranche B Loans], a new Note is issued to the Transferor Bank in respect of such retained interest, and the Transferor Bank's existing Revolving Note will be returned to the Borrower in due course, (ii) as and to the extent provided in the Credit Agreement, the Agent shall prepare and distribute to the Borrower and the Banks a revised schedule of the Commitments, Loans and credit percentages of each Bank, after giving effect to the assignment of the Assigned Interest, and
(iii) the Transferor Bank shall pay to the Agent a processing and recordation fee of $3,500.

     7. The Transferor Bank (a) represents and warrants to the Purchasing Bank that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) represents and warrants to the Purchasing Bank that the copies of the Loan Documents and the related agreements, certificates, opinion and letters previously delivered to the Purchasing Bank are true and correct copies of the Loan Documents and related agreements, certificates, opinion and letters executed by and/or delivered in connection with the closing of the credit facility contemplated by the Credit Agreement; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or the performance or observance by the Borrower or any other Person of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

     8. The Purchasing Bank (a) confirms to the Transferor Bank and the Agent that it has received a copy of the Loan Documents together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) acknowledges that it has, independently and without reliance upon the Transferor Bank, the Agent or any Bank and instead in reliance upon its own review of such documents and information as the Purchasing Bank deemed appropriate, made its own credit analysis and decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Transferor Bank, the Agent or any Bank, and based on such documents and information as the Purchasing Bank shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under the Loan Documents; (c) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by the Purchasing Bank as a Bank under the Credit Agreement, including, without limitation, the provisions of
Section 9.7 of the Credit Agreement relating to confidentiality of information; and (d) represents and warrants to the Borrower and the Agent that it is either
(i) a corporation organized under the laws of the United States or any State thereof or (ii) is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to the Credit Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it under the Credit Agreement is effectively connected with a trade or business in the United States.

     9. The Transferor Bank and the Purchasing Bank each individually represents and warrants that (a) it is validly existing and in good standing and has all requisite power to enter into this Agreement and to carry out the provisions hereof and has duly authorized the execution and delivery of this Agreement; (b) the execution and delivery of this Agreement and the performance of the obligations hereunder do not violate any provision of law, any order, rule or regulation of any court or governmental agency or its charter, articles of incorporation or bylaws or constitute a default under any agreement or other instrument to which it is a party or by which it is bound; and (c) it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

     10. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     11. The address for notices to the Purchasing Bank as well as administrative information with respect to the Purchasing Bank is as set out below:

     THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

                                 [  ],
                                 Transferor Bank


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 [  ],
                                 Purchasing Bank


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Agent


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 CONSENTED AND ACKNOWLEDGED
                                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------

Information on Purchasing Bank:
Address:
[  ],
Attention: [  ]
Fax: [  ]

                                  Schedule 1.1

                    Tranche A Amounts, Tranche A Percentages,
                        Tranche B Amounts and Percentages

TRANCHE A LOANS

TRANCHE A BANKS:    TRANCHE A AMOUNT:        TRANCHE A PERCENTAGE:
---------------     ----------------         --------------------
U.S. Bank           $     14,666,666                    40.000000%

Fleet Bank          $     14,666,666                    40.000000%

West Des
Moines Bank         $      7,333,333                    20.000000%
                    ----------------         --------------------

Total:              $     36,666,665                   100.000000%

TRANCHE B LOANS:

TRANCHED B BANKS:   TRANCHE B AMOUNTS:       TRANCHE B PERCENTAGE:
----------------    -----------------        --------------------
U.S. Bank           $      10,000,000                  100.000000%

TOTAL AMOUNT:       $      46,666,665

PERCENTAGES:

BANKS:                   PERCENTAGE:
-----                    ----------
U.S. Bank:                52.857143%

Fleet Bank:               31.428571%

West Des
Moines Bank               15.714286%
                         ----------

                         100.000000%

                                  Schedule 7.16

                                                       Subsidiaries

         NAME OF SUBSIDIARY                      OWNERSHIP %     JURISDICTION
         ------------------                      -----------     ------------
1.   American Equity Investment Life
     Insurance Company                               100             Iowa

2.   American Equity Investment Life
     Insurance Company of New York                   100             New York

3.   American Equity Capital, Inc.                   100             Iowa

4.   American Equity Investment Properties,
     L.C.                                            100             Iowa

5.   American Equity Capital Trust I                 100             Delaware

6.   American Equity Capital Trust II                100             Delaware

**Ownership percentages reflect the percentage of voting common stock or equivalent equity ownership. All subsidiaries are directly owned by American Equity Investment Life Holding Company, except (i) American Equity Investment Life Insurance Company of New York, which is directly owned by American Equity Investment Life Insurance Company; and (ii) American Equity Investment Properties, L.C. which is 99% owned by American Equity Investment Life Holding Company and 1% owned by American Equity Investment Life Insurance Company

                                  Schedule 7.18

                AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY
                              GEOGRAPHIC COVERAGE*

1.  District of Columbia
2.  Alabama
3.  Alaska
4.  Arkansas
5.  Arizona
6.  California
7.  Colorado
8.  Delaware
9.  Florida
10. Georgia
11. Hawaii
12. Idaho
13. Illinois
14. Indiana
15. Iowa
16. Kansas
17. Kentucky
18. Louisiana
19. Maine
20. Maryland
21. Massachusetts
22. Michigan
23. Minnesota
24. Mississippi
25. Missouri
26. Montana
27. Nebraska
28. Nevada
29. New Hampshire
30. New Jersey
31. New Mexico
32. New York
33. North Dakota
34. Ohio
35. Oklahoma
36. Oregon
37. Pennsylvania
38. South Carolina
39. South Dakota
40. Tennessee
41. Texas
42. Utah
43. Virginia
44. Washington
45. West Virginia
46. Wisconsin
47. Wyoming

* The above listed states represent those which the Company is licensed to conduct business.
                    Additional state filings are in process.

                                                                    Schedule 9.6

AMERICAN EQUITY PORTFOLIO     11/29/2002

NEW PURCHASES - THIS MONTH

                                                                                                    AMORT
PAR                 CUSIP     ISSUER                          COUPON (%)   MATURITY      RATING     COST       BOOK VALUE
----------------   --------   -------------------------       ----------  ----------   ----------   --------   ----------------
$  50,000,000.00   3136F2VL   FEDERAL NATL MTG ASSN MTN *       6.130%    12/13/2027      AGY       $ 100.00   $  50,000,000.00
$ 375,000,000.00   3128X0MX   FEDERAL HOME LN MTG CORP  *       0.000%    11/26/2032      AGY       $  13.66   $  51,227,166.00
$  50,000,000.00   3128X0MY   FEDERAL HOME LN MTG CORP  *       6.100%    11/29/2027      AGY       $ 100.00   $  50,000,000.00
$ 375,000,000.00   3128X0NJ   FEDERAL HOME LN MTG CORP  *       0.000%    12/13/2032      AGY       $  13.65   $  51,179,959.00
$ 380,000,000.00   3128X0NU   FEDERAL HOME LN MTG CORP  *       0.000%    12/10/2032      AGY       $  13.18   $  50,087,861.00
$  50,000,000.00   3136F2VJ   FEDERAL NATL MTG ASSN MTN *       6.050%    12/3/2027       AGY       $ 100.00   $  50,000,000.00
$   9,575,000.00   665772BV   NORTHERN STATES POWER             8.000%    8/28/2012    A3 / BBB+    $ 111.91   $  10,715,346.00
$   5,608,449.86   210805AM   CONTINENTAL AIRLINES EETC         6.940%    10/15/2013   BAA1 / A+    $  85.39   $   4,788,831.00
$  15,000,000.00   38141GCM   GOLDMAN SACHS GROUP INC           5.500%    11/15/2014    AA3 / A+    $  97.88   $  14,682,300.00
$   5,000,000.00   86765BAB   SUNOCO LOGISTICS PARTNERS         7.250%    2/15/2012    BAA2 / BBB   $ 103.93   $   5,196,300.00

                                                                                                               $ 337,877,763.00

                   MARKET     11/30/2002          UNREALIZED G/L
PAR                PRICE      MARKET VALUE        (MKT - BOOK)
----------------   --------   ----------------    ----------------
$  50,000,000.00   $  98.49   $  49,246,000.00    $    (754,000.00)
$ 375,000,000.00   $  13.46   $  50,478,750.00    $    (748,416.00)
$  50,000,000.00   $  98.25   $  49,125,000.00    $    (875,000.00)
$ 375,000,000.00   $  13.45   $  50,441,250.00    $    (738,709.00)
$ 380,000,000.00   $  13.18   $  50,072,600.00    $     (15,261.00)
$  50,000,000.00   $  97.49   $  48,743,000.00    $  (1,257,000.00)
$   9,575,000.00   $ 109.07   $  10,443,452.50    $    (271,893.50)
$   5,608,449.86   $  86.00   $   4,823,266.88    $      34,435.88
$  15,000,000.00   $  97.44   $  14,615,400.00    $     (66,900.00)
$   5,000,000.00   $ 104.00   $   5,200,000.00    $       3,700.00

                              $  49,246,000.00    $    (754,000.00)

NEW PURCHASES - LAST 60 DAYS

                                                                                                 AMORT
PAR                 CUSIP     ISSUER                       COUPON (%)   MATURITY      RATING     COST       BOOK VALUE
----------------   --------   ------------------------     ----------  ----------   ----------   --------   ----------------
$ 200,000,000.00   3128X0BU   FEDERAL HOME LN MTG CORP  *    6.000%    4/21/2020       AGY       $ 100.00   $ 200,000,000.00
$ 400,000,000.00   3128X0DM   FEDERAL HOME LN MTG CORP  *    0.000%    11/5/2032       AGY       $  12.76   $  51,026,649.00
$  50,000,000.00   3128X0DN   FEDERAL HOME LN MTG CORP  *    6.050%    11/5/2027       AGY       $ 100.00   $  50,000,000.00
$ 415,000,000.00   3128X0EF   FEDERAL HOME LN MTG CORP  *    0.000%    11/5/2032       AGY       $  12.22   $  50,693,825.00
$  50,000,000.00   3128X0EJ   FEDERAL HOME LN MTG CORP  *    6.200%    11/7/2022       AGY       $ 100.00   $  50,000,000.00
$ 430,000,000.00   3128X0EW   FEDERAL HOME LN MTG CORP  *    0.000%    11/12/2032      AGY       $  11.68   $  50,228,882.00
$  50,000,000.00   3128X0EX   FEDERAL HOME LN MTG CORP  *    6.400%    11/7/2022       AGY       $ 100.00   $  50,000,000.00
$ 444,000,000.00   3128X0FD   FEDERAL HOME LN MTG CORP  *    0.000%    11/12/2032      AGY       $  11.35   $  50,387,533.00
$  50,000,000.00   3128X0FF   FEDERAL HOME LN MTG CORP  *    6.500%    11/15/2022      AGY       $ 100.00   $  50,000,000.00
$  50,000,000.00   3133MSWC   FEDERAL HOME LN BANK           6.150%    11/5/2027       AGY       $ 100.00   $  50,000,000.00
$  25,000,000.00   3136F2PA   FEDERAL NATL MTG ASSN MTN *    6.050%    11/5/2027       AGY       $ 100.00   $  25,000,000.00
$  10,000,000.00   615337AA   MONY GROUP                     8.350%    3/15/2010       BAA2      $  99.42   $   9,941,838.00
$   9,800,000.00   744448BT   PUBLIC SVCS OF COLORADO        7.880%    10/1/2012       BAA1      $  99.10   $   9,712,912.00
$   6,100,000.00   882850BJ   TXU ELECTRIC CO (ONCOR)        8.250%     4/1/2004        A3       $ 101.82   $   6,204,595.00
$  11,900,000.00   89234SAB   TPREF FUNDING II               8.000%    11/15/2032      AAA       $  99.78   $  11,873,875.00

                                                                                                            $ 715,070,109.00

                   MARKET     11/30/2002          UNREALIZED G/L
PAR                PRICE      MARKET VALUE        (MKT - BOOK)
----------------   --------   ----------------    ----------------
$ 200,000,000.00   $  99.38   $ 198,750,000.00    $  (1,250,000.00)
$ 400,000,000.00   $  12.75   $  51,016,000.00    $     (10,649.00)
$  50,000,000.00   $  97.23   $  48,615,000.00    $  (1,385,000.00)
$ 415,000,000.00   $  12.23   $  50,750,350.00    $      56,525.00
$  50,000,000.00   $  99.43   $  49,714,000.00    $    (286,000.00)
$ 430,000,000.00   $  11.72   $  50,400,300.00    $     171,418.00
$  50,000,000.00   $ 100.05   $  50,025,000.00    $      25,000.00
$ 444,000,000.00   $  11.39   $  50,558,280.00    $     170,747.00
$  50,000,000.00   $ 100.15   $  50,075,000.00    $      75,000.00
$  50,000,000.00   $  98.95   $  49,473,000.00    $    (527,000.00)
$  25,000,000.00   $  97.48   $  24,371,000.00    $    (629,000.00)
$  10,000,000.00   $  96.82   $   9,681,900.00    $    (259,938.00)
$   9,800,000.00   $ 109.33   $  10,713,850.00    $   1,000,938.00
$   6,100,000.00   $ 106.83   $   6,516,630.00    $     312,035.00
$  11,900,000.00   $ 100.00   $  11,900,000.00    $      26,125.00

                              $ 712,560,310.00    $  (2,509,799.00)

CREDIT TENANT LEASE MKT VALUES

                                                                                                 AMORT
PAR                 CUSIP     ISSUER                       COUPON (%)   MATURITY      RATING     COST       BOOK VALUE
----------------   --------   -------------------------    ----------  ----------   ----------   --------   ----------------
$   3,205,096.00   9901301Z   WEC 2000B-DBM-1 GRAND RAP *     7.500    1/15/2023        A1       $ 100.27   $   3,213,825.00
$   3,214,716.00   9901303Z   WEC-2000DBM-2 GRAND RAPID *     7.500    1/15/2023        A1       $ 100.27   $   3,223,470.00
$   2,682,397.00   9901304Z   WEC 2000B-CLF-10 LEBANON  *     7.500    1/15/2023        A1       $ 100.27   $   2,689,661.00
$   3,309,347.00   9901309Z   WEC 2000B-DBM-6 ROYERSFOR *     7.750    1/15/2023        A1       $ 100.27   $   3,318,311.00

                                                                                                            $  12,445,267.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
$   3,205,096.00   $ 102.00   $   3,269,197.92   $      55,372.92
$   3,214,716.00   $ 102.00   $   3,279,010.32   $      55,540.32
$   2,682,397.00   $ 102.00   $   2,736,044.94   $      46,383.94
$   3,309,347.00   $ 102.00   $   3,375,533.94   $      57,222.94

                              $  12,659,787.12   $     214,520.12

TREASURY NOTE MARKET VALUES

                                                                                                  AMORT
PAR                 CUSIP     ISSUER                       COUPON (%)   MATURITY      RATING      COST       BOOK VALUE
----------------   --------   -----------------------      ----------   ---------   ----------    --------   ----------------
$     500,000.00   9128276V   UNITED STATES TREAS NTS        4.250      3/31/2003       TSY       $ 100.01   $     500,030.00
$     800,000.00   912827P8   UNITED STATES TREAS NTS        7.250      5/15/2004       TSY       $ 101.81   $     814,467.00
$     620,000.00   9128273E   UNITED STATES TREAS NTS        6.125      8/15/2007       TSY       $ 101.35   $     628,354.00

                                                                                                             $   1,942,851.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
$     500,000.00   $ 101.02   $     505,078.13   $       5,048.13
$     800,000.00   $ 107.86   $     862,875.00   $      48,408.00
$     620,000.00   $ 112.47   $     697,306.25   $      68,952.25

                              $   2,065,259.38   $     122,408.38

CMO MARKET VALUES

                                                                                                        AMORT
PAR                 CUSIP     ISSUER                            COUPON (%)    MATURITY      RATING       COST      BOOK VALUE
----------------   --------   --------------------------        ----------   ---------    ----------   --------   ----------------
$   6,601,490.00   07383UDQ   BEAR STEARNS STRUCT PROD             6.270     12/30/2029      AAA       $  90.09   $   5,947,244.00
$  50,000,000.00   31339WLL   FHLMC_2419- J                        7.512     2/15/2032       AGY       $ 100.00   $  50,000,000.00
$     872,426.00   31359N7M   FNMA 98-T1 PASS THROUGH              7.050     12/28/2028      AGY       $  98.39   $     858,362.00
$  22,239,726.00   31392UDH   FHR 2506 KB                          5.500     7/15/2029       AGY       $  99.78   $  22,191,088.00
$  10,345,971.00   74254AAA   PRIN GUAR ARM INV                    5.000     4/28/2031       AAA       $  99.08   $  10,250,889.00
$  17,805,760.00   90341PAA   USTDB INC                            6.500     4/28/2031       AAA       $ 100.00   $  17,805,760.00
$  19,540,179.00   90341PAC   USTDB INC                            6.500     4/30/2030       AAA       $  99.73   $  19,487,097.00
$  49,893,229.00   31371KVF   FNMA #254514 PASS THROUGH            5.500     11/1/2032       AGY       $ 100.17   $  49,978,867.00

                                                                                                                  $ 176,519,307.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
$   6,601,490.00   $  81.00   $   5,347,206.90   $    (600,037.10)
$  50,000,000.00   $  92.50   $  46,250,000.00   $  (3,750,000.00)
$     872,426.00   $ 103.00   $     898,598.78   $      40,236.78
$  22,239,726.00   $ 100.13   $  22,267,525.66   $      76,437.66
$  10,345,971.00   $  99.00   $  10,242,511.29   $      (8,377.71)
$  17,805,760.00   $  80.00   $  14,244,608.00   $  (3,561,152.00)
$  19,540,179.00   $  75.00   $  14,655,134.25   $  (4,831,962.75)
$  49,893,229.00   $ 100.25   $  50,017,962.07   $      39,095.07

                              $ 163,923,546.95   $  (4,241,740.37)

CBO/CLO MARKET VALUES

                                                                                                        AMORT
PAR                 CUSIP     ISSUER                             COUPON (%)   MATURITY      RATING       COST      BOOK VALUE
----------------   --------   --------------------------         ----------  ---------    ----------   --------   ----------------
$  19,000,000.00   00137210   AIG GLOBAL INVT CORP                 0.000     11/2/2011       AAA       $ 100.00   $  19,000,000.00
$   9,108,000.00   268573AA   ELC 1999 -III                        8.100     2/15/2012       AAA       $  85.99   $   7,831,903.00
$   3,000,000.00   25513TAD   DIVERSIFIED ASSET SECUR II           0.000     9/15/2035       BAA3      $ 100.00   $   3,000,000.00
$  19,053,000.00   499007AF   KNIGHT CL C                          8.370     1/23/2011       AAA       $  94.75   $  18,052,952.00
$   5,000,000.00   48202RAD   JUNIPER 99 A-3A                      7.560     4/15/2011        B2       $  60.00   $   3,000,000.00
$   8,419,927.00   53688QAA   LSMFT 2002-4A A                      5.270     10/25/1932       A3       $  91.39   $   7,695,367.00
$  10,000,000.00   86943QAC   SUTTER 99-1 C1                       9.990     11/30/2014      AAA       $  85.26   $   8,526,046.00
$   9,737,000.00   840467AD   SOUTH STREET CBO 99 C4               0.000     8/15/2011       AAA       $ 100.00   $   9,737,000.00

                                                                                                                  $  76,843,268.00
                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
$  19,000,000.00   $  67.00   $  12,730,000.00   $  (6,270,000.00)
$   9,108,000.00   $  75.00   $   6,831,000.00   $  (1,000,903.00)
$   3,000,000.00   $  95.85   $   2,875,500.00   $    (124,500.00)
$  19,053,000.00   $  78.00   $  14,861,340.00   $  (3,191,612.00)
$   5,000,000.00   $  32.00   $   1,600,000.00   $  (1,400,000.00)
$   8,419,927.00   $  86.84   $   7,312,180.35   $    (383,186.65)
$  10,000,000.00   $  69.00   $   6,900,000.00   $  (1,626,046.00)
$   9,737,000.00   $  70.00   $   6,815,900.00   $  (2,921,100.00)

                              $  59,925,920.35   $ (16,917,347.65)

ABS MARKET VALUES

                                                                                                         AMORT
PAR                 CUSIP     ISSUER                             COUPON (%)   MATURITY      RATING        COST     BOOK VALUE
----------------   --------   --------------------------         ----------   ---------    ----------   --------   ----------------
$   8,166,000.00   67087TAW   OAKWOOD_MTG_1999-E- M2               8.400      3/15/2030       N/A       $  99.74   $   8,144,719.00
$  16,660,000.00   67087TBP   OAKWOOD 2000-C M1                    8.490      10/15/2030      AA3       $ 102.23   $  17,031,135.00
$  10,000,000.00   70556JAD   PEGASUS AVAITION 1999-1A C1          5.878      3/25/2029        NR       $  61.85   $   6,185,495.00
$   9,792,834.00   70557RAH   PEGASUS AVAITION 01-1A CL C2         8.257      5/10/2031       BA1       $  70.04   $   6,858,695.00

                                                                                                                   $  38,220,044.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
$   8,166,000.00   $  55.00   $   4,491,300.00   $  (3,653,419.00)
$  16,660,000.00   $  63.00   $  10,495,800.00   $  (6,535,335.00)
$  10,000,000.00   $  30.00   $   3,000,000.00   $  (3,185,495.00)
$   9,792,834.00   $  49.00   $   4,798,488.66   $  (2,060,206.34)

                              $  22,785,588.66   $ (15,434,455.34)

TAXABLE MUNICIPALS MARKET VALUES

                                                                                                           AMORT
PAR                 CUSIP     ISSUER                             COUPON (%)    MATURITY       RATING       COST     BOOK VALUE
----------------   --------   --------------------------         ----------    ---------    ----------   --------   ----------------
$   4,827,761.00   62621DAA   MUNICIPAL CORRECIONS FINANCE         8.470       8/1/2016         NR       $ 100.00   $   4,827,761.00
$  16,500,000.00   13100KAE   NJ ECON DEV AUTH *                   0.000       2/15/2018       AAA       $  33.86   $   5,587,195.00

                                                                                                                    $  10,414,956.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
$   4,827,761.00   $  77.00   $   3,717,375.97   $  (1,110,385.03)
$  16,500,000.00   $  33.80   $   5,577,000.00   $     (10,195.00)

                              $   9,294,375.97   $  (1,120,580.03)

PREFERRED STOCK MARKET VALUES

                                                                                                  AMORT
PAR                 CUSIP     ISSUER                          COUPON (%)    MATURITY    RATING     COST          BOOK VALUE
----------------   --------   --------------------------      ----------   ----------  --------  --------      ----------------
      857,000.00   02516320   AMERICAN COIN MERCHANDISING *    10.500      9/15/2028       NR    $    6.83     $   5,855,799.00
       20,000.00   07383J20   BEAR STEARNS CAPITAL PFD          7.500      12/15/2028      A3    $   25.03     $   2,002,240.00
      100,000.00   66577279   NORTHERN STATES POWER             8.000      7/11/2032      BAA1   $   25.00     $   2,500,000.00
       80,000.00   6934ON20   PLC CAPITAL TRUST IV              7.250      PERPETUAL      BAA1   $   25.00     $   2,000,000.00
       48,000.00   70212C20   PARTNERRE CAP TRUST I             7.900      12/31/2031      A3    $   25.00     $   1,200,000.00
      200,000.00   74460D58   PUBLIC STORAGE PRFDS              7.500      PERPETUAL      BAA2   $   25.00     $   5,000,000.00
      142,700.00   74460D68   PUBLIC STORAGE                    8.000      6/28/2032      BAA2   $   25.00     $   3,567,500.00
       25,000.00   75913Y30   REGIONS ASSET MANAGEMENT *        8.440      4/30/2010       A2    $  101.04     $   2,525,888.00
       40,000.00   43090820   TOMMY HILFIGER USA                9.000      12/1/2031       BA1   $   25.00     $   1,000,000.00
      200,000.00   91019740   UNITED DOMINION REALTY  *         8.500      6/28/2032      BAA3   $   25.57     $   5,114,021.00
      100,000.00   90335H20   US BANCORP CAPITAL III *          7.750      5/31/2031       A2    $   25.00     $  10,000,000.00

                                                                                                               $  40,765,448.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
----------------   --------   ----------------   ----------------
      857,000.00   $    8.40  $   7,198,800.00   $   1,343,001.00
       20,000.00   $   25.32  $   2,025,600.00   $      23,360.00
      100,000.00   $   25.00  $   2,500,000.00   $              -
       80,000.00   $   25.15  $   2,012,000.00   $      12,000.00
       48,000.00   $   25.60  $   1,228,800.00   $      28,800.00
      200,000.00   $   25.12  $   5,024,000.00   $      24,000.00
      142,700.00   $   25.65  $   3,660,255.00   $      92,755.00
       25,000.00   $  104.39  $   2,609,750.00   $      83,862.00
       40,000.00   $   19.84  $     793,600.00   $    (206,400.00)
      200,000.00   $   27.95  $   5,590,000.00   $     475,979.00
      100,000.00   $   26.27  $  10,508,000.00   $     508,000.00

                              $  43,150,805.00   $   2,385,357.00

HELD-FOR-INVESTMENT MARKET VALUES

                                                                                                      AMORT
PAR                 CUSIP     ISSUER                          COUPON (%)   MATURITY      RATING       COST      BOOK VALUE
------------------  --------   --------------------------     ----------    ---------   ----------    --------   ----------------
$   230,000,000.00  312923VN   FEDERAL HOME LN MTG CORP *        0.000      11/10/2020      AGY       $  27.15   $  62,450,145.00
$   210,000,000.00  312923XV   FEDERAL HOME LN MTG CORP *        0.000      11/16/2020      AGY       $  26.65   $  55,973,163.00
$   315,000,000.00  312924HC   FEDERAL HOME LN MTG CORP *        0.000      9/24/2026       AGY       $  17.32   $  54,554,755.00
$   590,000,000.00  312924RP   FEDERAL HOME LN MTG CORP MTN      0.000      11/13/2026      AGY       $  18.17   $ 107,176,697.00
$   890,000,000.00  312924WG   FEDERAL HOME LN MTG CORP MTN      0.000      12/10/2026      AGY       $  18.07   $ 160,812,085.00
$   300,000,000.00  3133M7BT   FEDERAL HOME LN BKS               0.000      2/1/2029        AGY       $  16.44   $  49,317,170.00
$   100,000,000.00  3134A24G   FEDERAL HOME LN MTG CORP          0.000      2/22/2029       AGY       $  16.29   $  16,285,987.00
$ 1,000,000,000.00  3134A26X   FEDERAL HOME LN MTG CORP          0.000      3/8/2029        AGY       $  16.24   $ 162,379,030.00
$ 1,050,000,000.00  3134A2T2   FEDERAL HOME LN MTG CORP          0.000      1/28/2029       AGY       $  16.69   $ 175,192,968.00

                                                                                                                 $ 844,142,000.00

                    MARKET     11/30/2002         UNREALIZED G/L
PAR                 PRICE      MARKET VALUE       (MKT - BOOK)
------------------  --------   ----------------   ----------------
$   230,000,000.00  $  27.25   $  62,675,000.00   $     224,855.00
$   210,000,000.00  $  26.77   $  56,208,600.00   $     235,437.00
$   315,000,000.00  $  17.34   $  54,633,600.00   $      78,845.00
$   590,000,000.00  $  18.19   $ 107,321,000.00   $     144,303.00
$   890,000,000.00  $  18.07   $ 160,778,500.00   $     (33,585.00)
$   300,000,000.00  $  16.52   $  49,560,000.00   $     242,830.00
$   100,000,000.00  $  16.45   $  16,452,000.00   $     166,013.00
$ 1,000,000,000.00  $  16.40   $ 164,020,000.00   $   1,640,970.00
$ 1,050,000,000.00  $  16.53   $ 173,544,000.00   $  (1,648,968.00)

                               $ 845,192,700.00   $   1,050,700.00

CORPORATE MARKET VALUES

                                                                                                      AMORT
PAR                 CUSIP     ISSUER                          COUPON (%)   MATURITY      RATING       COST      BOOK VALUE
-----------------  --------   --------------------------      ----------   ---------   ----------    --------   ----------------
$  10,000,000.00    001957AZ  AT&T CORP 144A                    7.300      11/15/2011      BAA2      $  99.88   $  9,987,785.00
$   1,881,807.00    02378JAH  AMERICAN AIRLINES                 7.377       5/23/2019      BA1       $  97.48   $  1,834,330.00
$   9,500,000.00    025932AB  AMERICAN FINANCIAL GROUP          7.125       4/15/2009      BAA2      $  98.87   $  9,392,832.00
$   9,750,000.00    044540AH  ASHLAND INC                       8.800      11/15/2012      BAA2      $ 111.46   $ 10,867,174.00
$  10,000,000.00    054536AA  AXA                               8.600      12/15/2030       A2       $ 115.51   $ 11,551,162.00
$   4,000,000.00    06605WAC  BANKBOSTON CAP TRUST I            8.250      12/15/2026       A2       $ 101.92   $  4,076,984.00
$   2,500,000.00    06605XAE  BANKBOSTON CAP TRUST II           7.750      12/15/2026       A2       $ 104.63   $  2,615,788.00
$   3,000,000.00    125563AC  CIT CAP TRUST I                   7.700      2/15/2027        A3       $ 104.27   $  3,128,071.00
$  10,000,000.00    125581AB  CIT GROUP                         7.750      4/2/2012         A2       $ 109.54   $ 10,954,026.00
$   8,000,000.00    126117AH  CNA FINANCIAL CORP                6.950      1/15/2018       BAA2      $  87.81   $  7,024,799.00
$   5,000,000.00    13134VAA  CALPINE CDA ENERGY                8.500      5/1/2008         B1       $ 100.49   $  5,024,657.00
$  10,000,000.00    161477AA  CHASE CAPITAL I                   7.670      12/1/2026        A1       $ 102.43   $ 10,243,232.00
$  10,000,000.00    210805DK  CONTNETL_AIR_2001-001- B          7.373      6/15/2017       BAA3      $ 100.63   $ 10,062,543.00
$   5,000,000.00    222371AA  COUNTRYWIDE CAP  *                8.000      12/15/2026      BAA1      $ 102.54   $  5,127,195.00
$   3,000,000.00    22237AAB  COUNTRYWIDE CAP III               8.050      6/15/2027       BAA1      $ 107.08   $  3,212,380.00
$  10,000,000.00    224050AJ  COX ENTERPRISES                   8.000      2/15/2007       BAA1      $ 100.83   $ 10,080,545.00
$   5,000,000.00    25159NAW  DEVELOPERS DIVERSIFIED RLTY       7.500      7/15/2018       BAA3      $ 100.24   $  5,012,052.00
$   3,270,000.00    25468PBV  DISNEY WALT CO MTN                6.300      1/25/2022        A3       $  93.04   $  3,042,312.00
$   3,500,000.00    25746RAE  DOMINION RES CAP TR I             7.830      12/1/2027       BAA2      $ 104.01   $  3,640,235.00
$   4,000,000.00    268766AR  EOP OPERATING LP                  7.250      6/15/2028       BAA1      $  99.37   $  3,974,730.00
$      25,099.00   299920439  EVERGREEN INST TREAS MMKT-IV      0.000                                $ 100.00   $     25,099.00
$  97,000,000.00    30260*11  FBL CAP TRUST I                   5.000      11/15/2047       A2       $  78.01   $ 75,666,221.00
$   6,000,000.00    309588AC  FARMERS EXCHANGE CAP 144A         7.050       7/15/2028      BAA3      $  96.79   $  5,807,190.00
$   2,450,000.00    337364AE  FIRST UNION CAP II                7.850       1/1/2027        A2       $ 104.94   $  2,570,997.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
-----------------  --------   ----------------   ----------------
$  10,000,000.00   $  97.49   $   9,749,100.00   $    (238,685.00)
$   1,881,807.00   $  72.00   $   1,354,901.04   $    (479,428.96)
$   9,500,000.00   $  99.16   $   9,420,138.63   $      27,306.63
$   9,750,000.00   $ 105.06   $  10,243,057.50   $    (624,116.50)
$  10,000,000.00   $ 106.31   $  10,631,200.00   $    (919,962.00)
$   4,000,000.00   $ 105.81   $   4,232,320.00   $     155,336.00
$   2,500,000.00   $ 103.02   $   2,575,475.00   $     (40,313.00)
$   3,000,000.00   $  94.25   $   2,827,500.00   $    (300,571.00)
$  10,000,000.00   $ 108.88   $  10,887,500.00   $     (66,526.00)
$   8,000,000.00   $  79.75   $   6,380,000.00   $    (644,799.00)
$   5,000,000.00   $  45.50   $   2,275,000.00   $  (2,749,657.00)
$  10,000,000.00   $ 102.33   $  10,232,500.00   $     (10,732.00)
$  10,000,000.00   $  74.00   $   7,400,000.00   $  (2,662,543.00)
$   5,000,000.00   $ 104.95   $   5,247,550.00   $     120,355.00
$   3,000,000.00   $ 105.54   $   3,166,290.00   $     (46,090.00)
$  10,000,000.00   $ 108.07   $  10,807,400.00   $     726,855.00
$   5,000,000.00   $  97.76   $   4,887,800.00   $    (124,252.00)
$   3,270,000.00   $  93.50   $   3,057,450.00   $      15,138.00
$   3,500,000.00   $  98.23   $   3,437,942.81   $    (202,292.19)
$   4,000,000.00   $  98.29   $   3,931,440.00   $     (43,290.00)
$      25,099.00   $ 100.00   $      25,099.00   $              -
$  97,000,000.00   $  78.01   $  75,666,221.00   $              -
$   6,000,000.00   $  80.18   $   4,810,800.00   $    (996,390.00)
$   2,450,000.00   $ 105.18   $   2,576,910.00   $       5,913.00

$   6,030,000.00   338899AA   FLEET FINL GROUP                   7.920     12/11/2026       A2       $ 100.29   $   6,047,370.00
$   3,300,000.00   345220AB   FORD CAPITAL BV                    9.500      6/1/2010       BAA1      $ 107.23   $   3,538,719.00
$  10,000,000.00   345370CA   FORD MOTOR COMPANY                 7.450      7/16/2031      BAA1      $ 100.06   $  10,006,250.00
$   5,000,000.00   37042GC8   GENL MOTORS ACCPT CORP             7.500      8/15/2017       A2       $ 100.00   $   5,000,000.00
$  10,000,000.00   370442AV   GENL MOTORS                        8.100      6/15/2024       A3       $ 100.82   $  10,081,500.00
$   2,500,000.00   39141GAA   GREAT WESTERN FINL TRUST II        8.206      2/1/2027       BAA1      $ 105.94   $   2,648,392.00
$   2,000,000.00   40415B20   HECO C APITAL TRUST II             7.300     12/28/2028      BAA2      $ 100.32   $   2,006,332.00
$   1,400,000.00   428040BN   HERTZ CORPORATION                  7.630      8/15/2007      BAA2      $  99.09   $   1,387,199.00
$   8,000,000.00   428040BQ   HERTZ CORP                         7.400      3/1/2011       BAA2      $  99.70   $   7,975,652.00
$      20,000.00   428999$D1  HIBERNIA NATIONAL BANK             1.790      2/17/2003                $ 100.00   $      20,000.00
$   4,000,000.00   431282AF   HIGHWOODS FORSYTH                  7.500      4/15/2018      BAA2      $ 102.29   $   4,091,744.00
$   5,700,000.00   432848AH   HILTON HOTELS CORP                 7.950      4/15/2007      BA1       $ 103.08   $   5,875,693.00
$   4,750,000.00   44181ELF   HOUSEHOLD FINANCE CORP             7.600      9/15/2017       A2       $ 100.00   $   4,750,000.00
$   3,000,000.00   449669AK   IMC GLOBAL INC                     7.300      1/15/2028      BA2       $  99.99   $   2,999,782.00
$   8,000,000.00   46623MAA   JPM CAP TRUST II           *       7.950      2/1/2027        A1       $ 105.20   $   8,416,376.00
$   2,000,000.00   46623PAA   J P MORGAN CAPITAL                 7.540      1/15/2027       A1       $ 100.76   $   2,015,289.00
$   6,600,000.00   477122AX   JET EQUIPMENT 10.91               10.910      8/15/2014      CAA3      $  25.00   $   1,650,000.00
$   5,000,000.00   493265AC   KEYCORP INSTIT CAP-A 144A          7.826      12/1/2026       A3       $ 104.73   $   5,236,277.00
$   8,000,000.00   514665AA   LAND O LAKES CAP 144A              7.450      3/15/2028      BA3       $ 100.95   $   8,076,189.00
$  14,500,000.00   52517PMP   LEHMAN BROS HOLDINGS               0.000      2/10/2028       A2       $  13.97   $   2,025,654.00
$  21,500,000.00   52517PND   LEHMAN BROS HLDGS MTN      *       0.000      3/25/2028       A2       $  13.73   $   2,950,976.00
$  40,000,000.00   52517PPB   LEHMAN BROS HOLDINGS               0.000      7/28/2028       A2       $  15.12   $   6,047,881.00
$   1,900,000.00   61688AAG   MORGAN JP & CO MTN         *       0.000      4/24/2027       A1       $  15.18   $     288,335.00
$   6,000,000.00   63861QBH   NATIONWIDE HEALTH PPTYS MTN        7.600     11/20/2028      BAA3      $ 100.71   $   6,042,347.00
$   5,000,000.00   638671AC   NATIONWIDE MUTUAL INS 144A         8.250      12/1/2031       A2       $ 105.62   $   5,280,982.00
$   4,000,000.00   64806QAG   NEW PLAN REALTY TR MTN             7.680      11/2/2026      BAA2      $ 104.12   $   4,164,801.00
$   9,310,000.00   667294AK   NORTHWEST_AIR_1999-1C- C           8.130      8/1/2015       BA2       $  99.36   $   9,250,022.00
$   3,000,000.00   69331VAA   PECO ENERGY CAP TRUST III          7.380      4/6/2028       BAA1      $  99.26   $   2,977,668.00
$  10,000,000.00   69362BAD   PSEG POWER 144A                    7.750      4/15/2011      BAA1      $  99.57   $   9,956,670.00
$   3,000,000.00   74531LAC   PUGET SOUND ENERGY INC             8.231      6/1/2027       BA1       $ 105.78   $   3,173,420.00
$  10,000,000.00   74913EAF   QWEST CAP FDG 144A                 7.250      2/15/2011      CAA1      $  98.50   $   9,850,062.00
$       5,000.00   784186AC   SG HOLDINGS INC                    0.000      7/28/2005      AAA       $ 100.00   $       5,000.00
$   5,000,000.00   828783AT   SIMON DEBARTOLO                    7.375      6/15/2018      BAA1      $ 100.10   $   5,005,103.00
$   4,000,000.00   84258RAC   SOUTHERN CO CAP TRUST              8.140      2/15/2027      BAA1      $ 105.68   $   4,227,386.00
$   5,000,000.00   875127AS   TAMPA ELECTRIC                     6.875      6/15/2012       A2       $ 106.06   $   5,302,980.00
$   5,000,000.00   875127AU   TAMPA ELECTRIC                     6.375      8/15/2012       A1       $ 102.14   $   5,106,885.00
$   6,520,000.00   893473AC   TRANSAMERICA CAP III               7.625     11/15/2037       A2       $ 103.76   $   6,765,152.00
$   5,000,000.00   90339HAA   U S TR CAP A 144A                  8.414      2/1/2027       BAA1      $ 106.10   $   5,304,980.00
$   5,000,000.00   977385AK   WITCO CORP                         6.875      2/1/2026       BA1       $  94.22   $   4,711,154.00
$  13,000,000.00              DELOITTE & TOUCHE                  7.610      4/17/2017       A1       $ 146.15   $  19,000,000.00

                                                                                                                $ 424,182,561.00

$   6,030,000.00   $ 104.75   $   6,316,425.00   $     269,055.00
$   3,300,000.00   $ 107.05   $   3,532,650.00   $      (6,069.00)
$  10,000,000.00   $  84.75   $   8,475,000.00   $  (1,531,250.00)
$   5,000,000.00   $  96.97   $   4,848,300.00   $    (151,700.00)
$  10,000,000.00   $  98.25   $   9,825,000.00   $    (256,500.00)
$   2,500,000.00   $ 107.75   $   2,693,750.00   $      45,358.00
$   2,000,000.00   $ 100.40   $   2,008,000.00   $       1,668.00
$   1,400,000.00   $ 101.25   $   1,417,514.00   $      30,315.00
$   8,000,000.00   $  94.71   $   7,576,400.00   $    (399,252.00)
$      20,000.00   $ 100.00   $      20,000.00   $              -
$   4,000,000.00   $  97.76   $   3,910,520.00   $    (181,224.00)
$   5,700,000.00   $ 102.78   $   5,858,289.00   $     (17,404.00)
$   4,750,000.00   $ 102.50   $   4,868,750.00   $     118,750.00
$   3,000,000.00   $  80.00   $   2,400,000.00   $    (599,782.00)
$   8,000,000.00   $ 105.45   $   8,436,000.00   $      19,624.00
$   2,000,000.00   $ 100.00   $   2,000,000.00   $     (15,289.00)
$   6,600,000.00   $   7.00   $     462,000.00   $  (1,188,000.00)
$   5,000,000.00   $ 102.25   $   5,112,500.00   $    (123,777.00)
$   8,000,000.00   $  44.00   $   3,520,000.00   $  (4,556,189.00)
$  14,500,000.00   $  13.78   $   1,997,955.00   $     (27,699.00)
$  21,500,000.00   $  13.73   $   2,952,165.00   $       1,189.00
$  40,000,000.00   $  14.21   $   5,684,000.00   $    (363,881.00)
$   1,900,000.00   $  14.08   $     267,425.00   $     (20,910.00)
$   6,000,000.00   $ 111.25   $   6,675,000.00   $     632,653.00
$   5,000,000.00   $ 101.66   $   5,083,200.00   $    (197,782.00)
$   4,000,000.00   $ 100.88   $   4,035,000.00   $    (129,801.00)
$   9,310,000.00   $  69.00   $   6,423,900.00   $  (2,826,122.00)
$   3,000,000.00   $  95.91   $   2,877,330.00   $    (100,338.00)
$  10,000,000.00   $ 103.08   $  10,307,900.00   $     351,230.00
$   3,000,000.00   $  99.34   $   2,980,200.00   $    (193,220.00)
$  10,000,000.00   $  62.00   $   6,200,000.00   $  (3,650,062.00)
$       5,000.00   $ 100.00   $       5,000.00   $              -
$   5,000,000.00   $ 102.09   $   5,104,300.00   $      99,197.00
$   4,000,000.00   $ 106.05   $   4,242,000.00   $      14,614.00
$   5,000,000.00   $ 107.36   $   5,368,000.00   $      65,020.00
$   5,000,000.00   $ 104.42   $   5,221,000.00   $     114,115.00
$   6,520,000.00   $  95.61   $   6,233,576.40   $    (531,575.60)
$   5,000,000.00   $ 108.24   $   5,412,000.00   $     107,020.00
$   5,000,000.00   $  71.50   $   3,575,000.00   $  (1,136,154.00)
$  13,000,000.00   $ 105.00   $  13,650,000.00   $  (5,350,000.00)

                              $ 393,399,644.38   $ (30,782,916.62)

AGENCY MARKET VALUES (ZEROS)

                                                                                                  AMORT
PAR                 CUSIP     ISSUER                       COUPON (%)   MATURITY     RATING       COST    BOOK VALUE
-----------------  --------   --------------------------   ----------  ---------   ----------   --------  ----------------
$ 100,000,000.00   3129245J   FEDERAL HOME LN MTG CORP *     0.000     2/25/2022      AGY       $ 24.83   $  24,834,629.00
$ 182,000,000.00   312924HH   FEDERAL HOME LN MTG CORP *     0.000     10/2/2031      AGY       $ 11.90   $  21,662,822.00
$ 280,000,000.00   312924VR   FEDERAL HOME LN MTG CORP MTN   0.000     12/18/2026     AGY       $ 19.12   $  53,531,597.00
$ 330,000,000.00   312924YK   FEDERAL HOME LN MTG CORP *     0.000     12/18/2026     AGY       $ 16.25   $  53,635,506.00
$ 400,000,000.00   3129252A   FEDERAL HOME LN MTG CORP *     0.000      9/3/2032      AGY       $ 12.91   $  51,634,880.00
$ 400,000,000.00   3129253H   FEDERAL HOME LN MTG CORP *     0.000     9/10/2032      AGY       $ 12.89   $  51,565,847.00
$  34,830,000.00   3129253V   FEDERAL HOME LN MTG CORP *     0.000     9/17/2032      AGY       $ 12.87   $   4,484,093.00
$ 400,000,000.00   3129253Y   FEDERAL HOME LN MTG CORP *     0.000     9/17/2032      AGY       $ 12.87   $  51,496,907.00
$ 218,000,000.00   312925B3   FEDERAL HOME LN MTG CORP *     0.000      8/6/2032      AGY       $ 11.91   $  25,956,443.00
$ 400,000,000.00   312925E2   FEDERAL HOME LN MTG CORP *     0.000     8/19/2032      AGY       $ 12.94   $  51,773,225.00
$ 200,000,000.00   312925E9   FEDERAL HOME LN MTG CORP *     0.000     8/19/2032      AGY       $ 12.94   $  25,886,612.00
$ 400,000,000.00   312925G2   FEDERAL HOME LN MTG CORP *     0.000     8/19/2032      AGY       $ 12.94   $  51,773,221.00

                   MARKET     11/30/2002         UNREALIZED G/L
PAR                PRICE      MARKET VALUE       (MKT - BOOK)
-----------------  --------   ----------------   ----------------
$ 100,000,000.00   $ 24.85    $  24,852,000.00   $      17,371.00
$ 182,000,000.00   $ 11.99    $  21,812,700.00   $     149,878.00
$ 280,000,000.00   $ 19.11    $  53,516,400.00   $     (15,197.00)
$ 330,000,000.00   $ 16.26    $  53,664,600.00   $      29,094.00
$ 400,000,000.00   $ 12.91    $  51,624,000.00   $     (10,880.00)
$ 400,000,000.00   $ 12.89    $  51,552,000.00   $     (13,847.00)
$  34,830,000.00   $ 12.87    $   4,482,969.30   $      (1,123.70)
$ 400,000,000.00   $ 12.87    $  51,484,000.00   $     (12,907.00)
$ 218,000,000.00   $ 11.93    $  26,000,860.00   $      44,417.00
$ 400,000,000.00   $ 12.94    $  51,760,000.00   $     (13,225.00)
$ 200,000,000.00   $ 12.94    $  25,880,000.00   $      (6,612.00)
$ 400,000,000.00   $ 12.94    $  51,760,000.00   $     (13,221.00)

$ 475,000,000.00   312925J4   FEDERAL HOME LN MTG CORP  *       0.000      8/27/2032       AGY       $ 12.92   $    61,386,775.00
$ 430,000,000.00   312925L8   FEDERAL HOME LN MTG CORP  *       0.000      8/26/2032       AGY       $ 11.86   $    50,994,956.00
$ 650,000,000.00   312925M3   FEDERAL HOME LN MTG CORP  *       0.000      8/27/2032       AGY       $ 11.79   $    76,644,383.00
$ 515,000,000.00   312925MM   FEDERAL HOME LN MTG CORP  *       0.000      5/28/2032       AGY       $ 11.08   $    57,073,347.00
$ 215,000,000.00   312925N7   FEDERAL HOME LN MTG CORP  *       0.000      8/26/2032       AGY       $ 12.03   $    25,865,951.00
$ 200,000,000.00   312925N9   FEDERAL HOME LN MTG CORP  *       0.000      8/26/2032       AGY       $ 12.93   $    25,852,002.00
$ 250,000,000.00   312925RD   FEDERAL HOME LN MTG CORP  *       0.000      6/24/2032       AGY       $ 10.71   $    26,783,052.00
$ 200,000,000.00   312925S6   FEDERAL HOME LN MTG CORP  *       0.000      8/27/2032       AGY       $ 12.92   $    25,847,063.00
$ 800,000,000.00   312925S7   FEDERAL HOME LN MTG CORP  *       0.000      8/27/2032       AGY       $ 12.92   $   103,388,249.00
$  95,000,000.00   312925SF   FEDERAL HOME LN MTG CORP  *       0.000      6/25/2032       AGY       $ 10.86   $    10,321,328.00
$  75,000,000.00   312925TF   FEDERAL HOME LN MTG CORP  *       0.000       7/2/2032       AGY       $ 10.85   $     8,136,531.00
$ 600,000,000.00   312925VB   FEDERAL HOME LN MTG CORP  *       0.000      7/15/2032       AGY       $ 11.29   $    67,755,542.00
$ 230,000,000.00   312925VY   FEDERAL HOME LN MTG CORP  *       0.000      7/15/2032       AGY       $ 11.29   $    25,972,958.00
$ 230,000,000.00   312925XC   FEDERAL HOME LN MTG CORP  *       0.000      7/22/2032       AGY       $ 11.28   $    25,935,800.00
$ 455,000,000.00   312925YG   FEDERAL HOME LN MTG CORP  *       0.000      7/29/2032       AGY       $ 11.26   $    51,234,376.00
$ 400,000,000.00   312925Z8   FEDERAL HOME LN MTG CORP  *       0.000       9/3/2032       AGY       $ 12.91   $    51,634,880.00
$ 230,000,000.00   312925ZB   FEDERAL HOME LN MTG CORP  *       0.000      7/30/2032       AGY       $ 11.26   $    25,893,399.00
$ 200,000,000.00   3133M5HA   FEDERAL HOME LN BKS               0.000      9/15/2028       AGY       $ 15.94   $    31,871,552.00
$  10,000,000.00   3133M6V8   FEDERAL HOME LN BKS               0.000     12/21/2018       AGY       $ 33.03   $     3,302,813.00
$ 200,000,000.00   3134A2MA   FEDERAL HOME LN MTG CORP          0.000       8/3/2028       AGY       $ 16.07   $    32,137,464.00
$  25,000,000.00   3134A2MH   FEDERAL HOME LN MTG CORP          0.000       8/3/2028       AGY       $ 16.07   $     4,017,178.00
$ 200,000,000.00   3134A2QF   FEDERAL HOME LN MTG CORP          0.000      9/15/2028       AGY       $ 15.94   $    31,871,552.00
$  60,000,000.00   3134A2UL   FEDERAL HOME LN MTG CORP          0.000      11/2/2028       AGY       $ 17.06   $    10,233,831.00
$ 222,915,000.00   3134A2WZ   FEDERAL HOME LN MTG CORP          0.000      12/1/2028       AGY       $ 16.51   $    36,794,125.00
$  20,000,000.00   31364FQ6   FEDERAL NATL MTG ASSN MTN *       0.000      6/22/2018       AGY       $ 33.52   $     6,704,201.00

                                                                                                               $ 1,345,889,090.00

$ 475,000,000.00   $ 12.92   $    61,374,750.00   $     (12,025.00)
$ 430,000,000.00   $ 11.88   $    51,092,600.00   $      97,644.00
$ 650,000,000.00   $ 11.82   $    76,804,000.00   $     159,617.00
$ 515,000,000.00   $ 11.11   $    57,216,500.00   $     143,153.00
$ 215,000,000.00   $ 12.05   $    25,905,350.00   $      39,399.00
$ 200,000,000.00   $ 12.92   $    25,846,000.00   $      (6,002.00)
$ 250,000,000.00   $ 10.75   $    26,880,000.00   $      96,948.00
$ 200,000,000.00   $ 12.92   $    25,842,000.00   $      (5,063.00)
$ 800,000,000.00   $ 12.92   $   103,368,000.00   $     (20,249.00)
$  95,000,000.00   $ 10.87   $    10,322,700.00   $       1,372.00
$  75,000,000.00   $ 10.87   $     8,149,500.00   $      12,969.00
$ 600,000,000.00   $ 11.32   $    67,944,000.00   $     188,458.00
$ 230,000,000.00   $ 11.32   $    26,045,200.00   $      72,242.00
$ 230,000,000.00   $ 11.31   $    26,010,700.00   $      74,900.00
$ 455,000,000.00   $ 11.29   $    51,387,700.00   $     153,324.00
$ 400,000,000.00   $ 12.91   $    51,624,000.00   $     (10,880.00)
$ 230,000,000.00   $ 11.29   $    25,969,300.00   $      75,901.00
$ 200,000,000.00   $ 15.94   $    31,882,000.00   $      10,448.00
$  10,000,000.00   $ 34.71   $     3,470,500.00   $     167,687.00
$ 200,000,000.00   $ 16.07   $    32,140,000.00   $       2,536.00
$  25,000,000.00   $ 16.07   $     4,017,500.00   $         322.00
$ 200,000,000.00   $ 15.95   $    31,900,000.00   $      28,448.00
$  60,000,000.00   $ 17.23   $    10,338,000.00   $     104,169.00
$ 222,915,000.00   $ 16.71   $    37,251,325.65   $     457,200.65
$  20,000,000.00   $ 33.53   $     6,705,000.00   $         799.00

                             $ 1,347,876,154.95   $   1,987,064.95

AGENCY MARKET VALUES (COUPONS)

                                                                                                  AMORT
PAR                   CUSIP     ISSUER                       COUPON (%)  MATURITY      RATING       COST    BOOK VALUE
------------------   --------   --------------------------   ---------  ---------    ----------   --------  ----------------
$    50,000,000.00   3129252B   FEDERAL HOME LN MTG CORP  *     6.400   9/6/2022        AGY       $ 100.00   $    50,000,000.00
$    50,000,000.00   3129253G   FEDERAL HOME LN MTG CORP  *     6.500   9/10/2032       AGY       $ 100.00   $    50,000,000.00
$    50,000,000.00   3129253Z   FEDERAL HOME LN MTG CORP  *     6.450   9/20/2027       AGY       $ 100.00   $    50,000,000.00
$   200,000,000.00   3129254U   FEDERAL HOME LN MTG CORP  *     5.150   9/27/2012       AGY       $ 100.00   $   200,000,000.00
$   100,000,000.00   3129255A   FEDERAL HOME LN MTG CORP  *     6.000   10/3/2017       AGY       $ 100.00   $   100,000,000.00
$    15,000,000.00   3129256Y   FEDERAL HOME LN MTG CORP  *     5.850   10/10/2017      AGY       $ 100.00   $    15,000,000.00
$    25,000,000.00   312925B5   FEDERAL HOME LN MTG CORP  *     6.700    8/6/2032       AGY       $ 100.00   $    25,000,000.00
$    50,000,000.00   312925E3   FEDERAL HOME LN MTG CORP  *     7.000   8/19/2032       AGY       $ 100.00   $    50,000,000.00
$    25,000,000.00   312925F4   FEDERAL HOME LN MTG CORP  *     7.000   8/19/2032       AGY       $ 100.00   $    25,000,000.00
$    50,000,000.00   312925G3   FEDERAL HOME LN MTG CORP  *     7.000   8/19/2032       AGY       $ 100.00   $    50,000,000.00
$    60,000,000.00   312925J3   FEDERAL HOME LN MTG CORP  *     7.000   8/27/2032       AGY       $ 100.00   $    60,000,000.00
$    25,000,000.00   312925N8   FEDERAL HOME LN MTG CORP  *     6.520   8/26/2032       AGY       $ 100.00   $    25,000,000.00
$    25,000,000.00   312925P7   FEDERAL HOME LN MTG CORP  *     7.000   8/26/2032       AGY       $ 100.00   $    25,000,000.00
$    25,000,000.00   312925S5   FEDERAL HOME LN MTG CORP  *     7.000   8/27/2032       AGY       $ 100.00   $    25,000,000.00
$   100,000,000.00   312925S8   FEDERAL HOME LN MTG CORP  *     7.000   8/27/2032       AGY       $ 100.00   $   100,000,000.00
$    50,000,000.00   312925Z9   FEDERAL HOME LN MTG CORP  *     6.400    9/6/2022       AGY       $ 100.00   $    50,000,000.00
$        13,702.00   3133TKM3   FEDERAL HOME LN MTG CORP 214    6.085   4/25/2029       AGY       $  98.85   $        13,544.00
$    10,000,000.00   31364FPJ   FEDERAL NATL MTG ASSN MTN       6.750    2/4/2028       AGY       $  98.95   $     9,895,054.00
$    25,000,000.00   3136F15X   FEDERAL NATIONAL MTG ASSC *     6.750   7/29/2027       AGY       $ 100.00   $    25,000,000.00
$    25,000,000.00   3136F1UJ   FEDERAL NATL MTG ASSN     *     7.000   3/25/2027       AGY       $ 100.00   $    25,000,000.00
$    50,000,000.00   3136F2CG   FEDERAL NATIONAL MTG ASSC *     6.700   8/26/2027       AGY       $ 100.00   $    50,000,000.00
$    75,000,000.00   3136F2CK   FEDERAL NATIONAL MTG ASSC *     6.710   8/26/2027       AGY       $ 100.00   $    75,000,000.00

                                                                                                             $ 1,084,908,598.00

TOTALS:                                                                                                      $ 5,109,221,262.00

                        MARKET     11/30/2002           UNREALIZED G/L
PAR                     PRICE      MARKET VALUE         (MKT - BOOK)
------------------      --------   ------------------   ----------------
$    50,000,000.00      $ 100.05   $    50,025,000.00   $      25,000.00
$    50,000,000.00      $ 100.15   $    50,075,000.00   $      75,000.00
$    50,000,000.00      $ 100.05   $    50,025,000.00   $      25,000.00
$   200,000,000.00      $  99.45   $   198,900,000.00   $  (1,100,000.00)
$   100,000,000.00      $ 100.00   $   100,000,000.00   $              -
$    15,000,000.00      $  99.35   $    14,902,500.00   $     (97,500.00)
$    25,000,000.00      $ 100.25   $    25,062,500.00   $      62,500.00
$    50,000,000.00      $ 100.35   $    50,175,000.00   $     175,000.00
$    25,000,000.00      $ 100.35   $    25,087,500.00   $      87,500.00
$    50,000,000.00      $ 100.35   $    50,175,000.00   $     175,000.00
$    60,000,000.00      $ 100.35   $    60,210,000.00   $     210,000.00
$    25,000,000.00      $ 100.20   $    25,050,000.00   $      50,000.00
$    25,000,000.00      $ 100.35   $    25,087,500.00   $      87,500.00
$    25,000,000.00      $ 100.35   $    25,087,500.00   $      87,500.00
$   100,000,000.00      $ 100.35   $   100,350,000.00   $     350,000.00
$    50,000,000.00      $ 100.05   $    50,025,000.00   $      25,000.00
$        13,702.00      $ 100.00   $        13,702.00   $         158.00
$    10,000,000.00      $ 100.25   $    10,025,000.00   $     129,946.00
$    25,000,000.00      $ 100.25   $    25,062,500.00   $      62,500.00
$    25,000,000.00      $ 100.35   $    25,087,500.00   $      87,500.00
$    50,000,000.00      $ 100.25   $    50,125,000.00   $     125,000.00
$    75,000,000.00      $ 100.25   $    75,187,500.00   $     187,500.00

                                   $ 1,085,738,702.00   $     830,104.00

TOTALS:                            $ 4,747,818,794.76   $ (65,170,684.56)

COMMON STOCK

                                                                          ACTUAL                      MARKET
NO. OF SHARES     CUSIP     ISSUER                              RATING    COST        ACTUAL COST     VALUE
--------------  ---------   --------------------------------    -------   -------   ---------------   -------
     50,000.00  024937104   AMERICAN CAPITAL STRATEGIES         NR        $ 26.50   $  1,325,000.00   $     -   $            -
  2,000,000.00   02567@10   AMERICAN EQUITY INV LIFE INS CO     NR        $  5.00   $ 10,000,000.00   $     -   $            -
     56,300.00  345370860   FORD MOTOR CO.                      BAA1      $ 17.67   $    994,973.00   $  8.46   $   476,298.00
     20,000.00  718154107   PHILIP MORRIS COMPANIES INC.        A3        $ 38.80   $    998,000.00   $ 40.75   $   815,000.00
     15,000.00  969491109   WILLIAMS ENERGY PARTNERS LP         NR        $ 37.15   $    557,250.00   $ 33.39   $   500,850.00
     44,800.00  902973304   US BANCORP                          A1        $ 18.58   $    998,592.00   $ 21.09   $   944,832.00

                                                                                    $ 14,873,815.00             $ 2,736,980.00

LOAN NUMBER               BORROWER                  AMOUNT OF LOAN     CURRENT PRINCIPAL BALANCE   TOTAL MARKET VALUE   CLOSING DATE
-----------               --------                ------------------   -------------------------   ------------------   ------------
  90-0001              4048 Associates              $   3,825,000.00     $   3,700,462.97            $   5,100,000.00    5/31/2001
  90-0003              Chadwick Square              $   2,150,000.00     $   2,109,099.90            $   2,875,000.00    5/31/2001
  90-0004            Colston Commercial             $   4,700,000.00     $   4,620,143.22            $   7,500,000.00    6/18/2001
  90-0002               813 Roosevelt               $   2,800,000.00     $   2,732,626.64            $   3,800,000.00    6/27/2001
  90-0006               Knightsbridge               $   4,150,000.00     $   4,076,131.66            $   5,650,000.00    6/28/2001
  90-0007              Lexington Hotel              $   4,850,000.00     $   4,746,422.76            $   7,200,000.00    7/18/2001
  90-0008              Tennessee Hotel              $   3,650,000.00     $   3,572,050.09            $   5,350,000.00    7/18/2001
  90-0005                Corporate I                $   1,400,000.00     $   1,359,708.05            $   1,950,000.00    7/25/2001
  90-0009            Painter's Crossing             $   5,400,000.00     $   5,259,102.02            $   7,700,000.00    8/14/2001
  90-0018               EIG Merchants               $   5,550,000.00     $   5,405,965.91            $   7,400,000.00    9/14/2001
  90-0024                Mill Creek                 $   2,900,000.00     $   2,857,505.84            $   3,875,000.00    9/18/2001
  90-0013                CBD Parking                $   2,000,000.00     $   1,968,041.16            $   2,850,000.00    9/26/2001
  90-0011             Corporate Park I              $   3,200,000.00     $   3,115,723.89            $   6,250,000.00    9/27/2001
  90-0012                900 Towbin                 $   3,000,000.00     $   2,920,991.05            $   4,350,000.00    9/27/2001
  90-0010       First Tower Sanford Partners        $   3,000,000.00     $   2,883,471.86            $   4,000,000.00    10/3/2001
  90-0014    Fort Road Associates - Irvine Park     $   3,255,000.00     $   3,207,970.68            $   5,450,000.00    10/4/2001
  90-0015        Fort Road - Medical Center         $   5,260,000.00     $   5,185,999.13            $   7,240,000.00    10/4/2001
  90-0022      Evelyn Avenue Associates, LLLP       $   3,500,000.00     $   3,449,876.52            $   4,700,000.00   10/25/2001
  90-0017     Knightsbridge Medical Center, LTD     $   3,150,000.00     $   3,106,077.79            $   4,400,000.00   10/31/2001
  90-0021       Airport Business Center IV LP       $   2,000,000.00     $   1,971,862.80            $   3,000,000.00   10/31/2001
  90-0026             SAP Building, LLC             $   2,550,000.00     $   2,495,510.46            $   3,500,000.00   11/13/2001
  90-0023          Wayzata Bay Center LLC           $   2,600,000.00     $   2,505,633.03            $   3,980,000.00   11/16/2001

  90-0019              Northfield- 520 Eagleton            $  1,730,000.00   $     1,710,376.03   $     2,310,000.00    11/19/2001
  90-0020      Northfield- 601 Eagleton & 10401 J. Price   $  1,970,000.00   $     1,945,352.23   $     2,630,000.00    11/19/2001
  90-0027    Brown, Frischman, Friedrich & Brown Trustees  $  4,850,000.00   $     4,786,507.14   $     6,800,000.00    11/19/2001
  90-0031                  White Clay IV, LP               $  5,250,000.00   $     5,181,270.56   $     7,100,000.00    11/27/2001
  90-0032                  White Clay V, LP                $  3,940,000.00   $     3,888,420.23   $     7,000,000.00    11/27/2001
  90-0030           DOT Development Company, L.L.C.        $  1,425,000.00   $     1,394,550.02   $     2,050,000.00    11/30/2001
  90-0025              The Turnac Group, L.L.C.            $  5,000,000.00   $     4,940,598.20   $     6,800,000.00     12/6/2001
  90-0016                 Western Springs LLC              $  3,200,000.00   $     3,094,165.65   $     4,600,000.00    12/11/2001
  90-0028              North Holding Partnership           $  1,950,000.00   $     1,912,165.30   $     2,600,000.00    12/14/2001
  90-0029              Metal Services Commercial           $  3,772,500.00   $     3,699,304.48   $     5,030,000.00    12/14/2001
  90-0035            Philadelphia Partners I, LLC          $    487,500.00   $       478,041.33   $       650,000.00    12/14/2001
  90-0033        GPI-Meridian Office Properties I, LP      $  1,425,000.00   $     1,398,586.94   $     1,900,000.00      1/8/2002
  90-0038       Albemarle Square Investment Group, LLC     $  3,925,000.00   $     3,880,479.43   $     5,240,000.00     1/25/2002
  90-0041             2003 Riverside Parkway, LLC          $  2,800,000.00   $     2,724,050.86   $     3,750,000.00     2/12/2002
  90-0039          Friarsgate Investment Group, LLC        $  4,200,000.00   $     4,163,576.65   $     5,600,000.00     3/29/2002
  90-0044          Crosspointe Partners V & VI, LLC        $  2,450,000.00   $     2,409,486.70   $     3,525,000.00      4/3/2002
  90-0045                   1331 Speer LLC                 $  2,800,000.00   $     2,779,613.32   $     3,925,000.00     4/12/2002
  90-0053               Asset Marketing Systems            $  4,000,000.00   $     3,970,876.11   $     6,050,000.00     4/15/2002
  90-0037              A & R Development II, LLC           $  3,025,000.00   $     3,001,900.19   $     4,050,000.00     4/22/2002
  90-0036              ESTE Building Corporation           $  4,575,000.00   $     4,540,064.01   $     6,100,000.00     4/25/2002
  90-0042            The Waterfront Partners, LLC          $  4,875,000.00   $     4,835,363.51   $     6,500,000.00     4/25/2002
  90-0050                Hurco Companies, Inc.             $  4,500,000.00   $     4,444,909.61   $     7,200,000.00     4/30/2002
  90-0052                  Twin Park Complex               $    975,000.00   $       967,901.08   $     1,300,000.00     4/30/2002

  90-0057            Wheeler Square Associates, Inc.           $  4,050,000.00   $   4,017,359.63   $   5,535,000.00      5/1/2002
  90-0054         DOT Development Company, LLC (Hirata)        $  1,500,000.00   $   1,484,703.79   $   2,025,000.00     5/10/2002
  90-0048            Starcrest Business Center, Ltd.           $  2,600,000.00   $   2,553,568.15   $   3,800,000.00     5/16/2002
  90-0040    The Watermark Corporation of Tallahassee, Inc.    $  3,950,000.00   $   3,878,133.19   $   5,800,000.00     5/21/2002
  90-0046           University Place Properties, LLC           $  4,600,000.00   $   4,570,958.82   $   6,520,000.00     5/23/2002
  90-0049                 Bexar Fountains, Ltd.                $  4,400,000.00   $   4,355,284.93   $   6,000,000.00     5/30/2002
  90-0055                Poppleton Associates LP               $  2,550,000.00   $   2,533,901.05   $   3,500,000.00     5/30/2002
  90-0058                 New Sugar Creek, LLC                 $  3,100,000.00   $   3,084,076.54   $   4,300,000.00     6/12/2002
  90-0064         Newburgh Development Associates, LLC         $  1,200,000.00   $   1,185,715.30   $   2,550,000.00     6/12/2002
  90-0063               C&R Familian Project, LLC              $    800,000.00   $     796,088.23   $   1,100,000.00     6/17/2002
  90-0062            University Place Developers, LC           $  3,800,000.00   $   3,768,787.00   $   5,850,000.00     6/27/2002
  90-0070             Randolph Medical Center, LLC             $  3,540,000.00   $   3,520,988.92   $   5,300,000.00     6/28/2002
  90-0072                 Emerald Colorado, LLC                $  2,400,000.00   $   2,378,134.95   $   3,835,000.00      7/2/2002
  90-0060               Greenway Haydon Loop, LLC              $  3,650,000.00   $   3,634,594.41   $   5,355,000.00      7/3/2002
  90-0061              Beemer & Associates V, Ltd              $  2,500,000.00   $   2,463,973.87   $   5,000,000.00      7/8/2002
  90-0051                Maurice M. Weill, Trust               $  1,450,000.00   $   1,432,847.62   $   2,425,000.00     7/10/2002
  90-0066         Physicians and Surgeons Capital Corp.        $  3,300,000.00   $   3,285,807.86   $   4,700,000.00     7/10/2002
  90-0074             Mourning Dove Properties, LLC            $  1,150,000.00   $   1,145,227.96   $   1,700,000.00     7/29/2002
  90-0068  Maurice M. Weill Trustee for B. Lapin-Weill Indust  $  1,000,000.00   $     988,114.90   $   3,875,000.00     7/30/2002
  90-0069   Maurice M. Weill Trustee for M. Feldman-FBE Union  $  2,500,000.00   $   2,489,348.62   $   3,500,000.00     7/30/2002
  90-0073               HD Allstar New Tampa, LLC              $  1,720,000.00   $   1,699,749.51   $   2,600,000.00     7/31/2002
  90-0047            Keiser Commons Associates, Ltd.           $  3,750,000.00   $   3,724,235.47   $   5,100,000.00      8/1/2002
  90-0075             River Glen Office Centre, LLC            $  1,055,000.00   $   1,045,601.94   $   1,450,000.00     8/16/2002

  90-0077                MOP II B1, LLLP                 $    1,775,000.00   $     1,769,056.06   $     2,560,000.00     8/22/2002
  90-0059                   TAS I, LP                    $    2,850,000.00   $     2,840,789.48   $     3,800,000.00     8/29/2002
  90-0065           Prairie Partners Six, LLP            $    6,450,000.00   $     6,428,780.43   $     9,050,000.00     8/29/2002
  90-0081       A-Secured Self & Vehicle Storage         $    1,925,000.00   $     1,918,337.97   $     2,660,000.00     8/29/2002
  90-0078        Lexington Business Park V, LLC          $    2,220,000.00   $     2,209,318.24   $     3,030,000.00      9/3/2002
  90-0071                  Canal, LLC                    $    1,700,000.00   $     1,690,112.61   $     2,400,000.00     9/10/2002
  90-0083              Sycan B Corporation               $    3,400,000.00   $     3,391,745.99   $     4,785,000.00     9/10/2002
  90-0090                Grand Place LLC                 $    8,500,000.00   $     8,481,057.24   $    11,450,000.00     9/12/2002
  90-0088              Ari-Pac Investments               $    2,100,000.00   $     2,087,271.79   $     4,000,000.00     9/19/2002
  90-0085          Beemer & Associates XIV, LC           $    2,150,000.00   $     2,130,837.19   $     3,400,000.00     9/26/2002
  90-0091           PAN AM Investments, Inc.             $    2,600,000.00   $     2,576,826.38   $     4,300,000.00     9/26/2002
  90-0084      Hotel Investment Property One, LLC        $    5,300,000.00   $     5,288,356.02   $     7,550,000.00     9/30/2002
  90-0086                   CFS, LLC                     $    3,975,000.00   $     3,950,850.50   $     5,550,000.00     9/30/2002
  90-0098     999 West Chester Pike Associates, LP       $    1,575,000.00   $     1,571,408.15   $     2,125,000.00     9/30/2002
  90-0099          Fenton Plaza Memebers, LLC            $    1,250,000.00   $     1,248,487.20   $     1,850,000.00     10/8/2002
  90-0094            4901 Burnet Road, Ltd.              $    1,250,000.00   $     1,247,672.38   $     2,000,000.00     10/9/2002
  90-0095     11103 West Avenue, San Antonio, Ltd.       $    3,850,000.00   $     3,842,830.94   $     5,850,000.00     10/9/2002
  90-0101    Moani & Nohea Real Estate Holdings LLC      $    3,500,000.00   $     3,492,013.31   $     4,800,000.00     10/10/2002
  90-0103        First Central Investment Corp.          $    3,000,000.00   $     2,990,739.11   $     4,475,000.00     10/10/2002
  90-0097           The Wescott Building, LLC            $    3,100,000.00   $     3,090,219.65   $     4,650,000.00     10/16/2002
  90-0105              RW Investments, LLC               $    1,800,000.00   $     1,797,777.97   $     2,400,000.00     10/29/2002
  90-0089           Evergreen Properties, LLC            $    3,500,000.00   $     3,495,764.19   $     4,670,000.00     10/31/2002
  90-0102                Gravois Bluffs                  $    5,200,000.00   $     5,186,502.83   $     7,700,000.00     11/1/2002

  90-0107    Beemer & Associates V, Ltd.                 $     2,000,000.00  $     2,000,000.00   $     2,780,000.00     11/14/2002
  90-0104    Rock Hall Real Estate, LLC                  $     1,085,000.00  $     1,085,000.00   $     1,450,000.00     11/20/2002
  90-0076      Roberts Road Associates                   $     3,575,000.00  $     3,575,000.00   $     5,500,000.00     11/21/2002
  90-0100     Naamans Creek Center, LLC                  $     1,350,000.00  $     1,350,000.00   $     1,800,000.00     11/21/2002

                                                         $   289,560,000.00  $   286,171,895.30   $   419,235,000.00

                                  Schedule 9.13
                      Surplus Relief Reinsurance Agreements

1. Coinsurance and Yearly Renewable Term Reinsurance between: AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, West Des Moines, Iowa and ATLANTIC INTERNATIONAL REINSURANCE COMPANY LTD., Bridgetown, Barbados, West Indies, a wholly-owned subsidiary of SWISS REINSURANCE COMPANY. Effective Date:
     January 1, 2001.

2. Coinsurance and Yearly Renewable Term Reinsurance between: HANNOVER LIFE REASSURANCE COMPANY OF AMERICA and AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY. Effective Date: November 1, 2002.